Exhibit 10.7

LEASE AGREEMENT

BY AND BETWEEN

DESTA FIVE PARTNERSHIP, LTD.

As LANDLORD,

and

MATINEE MEDIA CORP.

As TENANT

BASIC LEASE PROVISIONS

Landlord:	Desta Five Partnership, Ltd., a Texas limited partnership

Landlord’s Address:	6 Desta Drive, Suite 6500
Midland, Texas 79705
Attn: Mr. L. Paul Latham
Telephone No. (432) 688-3212
Fax No. (432) 688-3247

with copy to:
Desta Five Partnership, Ltd.
2700 Via Fortuna, Suite 140
Austin, Texas 78746
Attn: Mr. Rod Arend
Telephone No. (512) 306-9093
Fax No. (512) 306-9112

Tenant:	Matinee Media Corp., a Texas corporation

Tenant’s Address prior
to commencement date:	2100 Northland Drive
Austin, Texas 78756
Telephone No.: (512) 467-0643
Fax No.: (512) 458-2972

Tenant’s Address after
commencement date:	2801 Via Fortuna., Suite 675
Austin, Texas 78746
Telephone No.: (512) 329-5843
Fax No. (512) 329-5844

Land:	The land described on Exhibit A attached hereto (the “Land”).

Building:	The office building and related parking garage locally known as Terrace VII, 2801 Via Fortuna, Austin, Texas 78746.

Leased Premises:

Suite 675 on the Sixth (6th) floor of the Building, which is generally depicted on the floor plan which is attached hereto as Exhibit B. As more fully set forth in Section 1.01, the Rentable Area of the Leased Premises includes not only the useable floor area of the Leased Premises, but also, a pro rata allocation of a portion of the Common Areas of the Building. For the purposes of this Lease the Leased Premises shall comprise 1,270 square feet of Rentable Area.

Total Building Area:	192,000 square feet of Rentable Area.

Base Rent:	Beginning on the Commencement Date, Base Rent under this Lease will be payable in an amount set forth below:

	Lease Months	Annual Rate	Monthly Installments
	1-3	$0.00	$0.00
	4-58	$15.90	$1,682.75

Rent:	The Base Rent, Additional Rent (hereinafter defined), and all other amounts payable by Tenant to Landlord under this Lease.

Tenant’s Percentage:	Sixty-six hundredths percent (0.66%)

Effective Date:	October 18, 2004.

Scheduled Commencement
Date:	November 15, 2004.

Lease Term:	Fifty-six (56) months, commencing on the Commencement Date.

Building Standard Hours:	7:00 a.m. to 7:00 p.m. on each Monday through Friday (excluding Building Holidays) and 8:00 a.m. to 5:00 p.m. on each Saturday (excluding Building Holidays).

Building Holidays:	New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Landlord’s Broker:	Colliers of Texas Real Estate Services, Inc. 2700 Via Fortuna Drive, Suite 100 Austin, Texas 78748

Tenant’s Broker:	N/A

Security Deposit:	$2,777.07

Parking:	Tenant shall be entitled to five (5) parking spaces, of which two (2) will be marked as reserved for Tenant.

Permitted Use	General office use by Tenant and/or Tenant’s permitted sublessee(s) or assign(s).

The Basic Lease Provisions set forth hereinabove are hereby incorporated into and made a part of the Lease Agreement which is attached hereto (the “Lease”). Each reference in the Lease to any of the provisions or definitions set forth in these Basic Lease Provisions shall mean and refer

v

to the provisions and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between these Basic Lease Provision and the Lease, these Basic Lease Provisions shall control; provided, however, that those provisions in the Lease (including all exhibits and attachments thereto) which expressly require an adjustment or modification to any of the matters set forth in these Basic Lease Provisions shall supersede the adjusted or modified provisions of these Basic Lease Provisions.

EXECUTED by the undersigned in multiple originals as of the Effective Date set out herein above.

LANDLORD:	DESTA FIVE PARTNERSHIP, LTD.,
a Texas limited partnership

	By:	DESTA FIVE DEVELOPMENT CORP.,
a Texas corporation, its general partner

		By:	/s/L Paul Latham
L. Paul Latham, President

TENANT:	MATINEE MEDIA CORP.,
a Texas corporation

	By:		/s/Robert Walker
	Name:		Robert Walker
	Title:		President

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into as of the Effective Date specified in the Basic Lease Provisions by and between Landlord and Tenant. The Basic Lease Provisions attached hereto and the defined terms set out therein are hereby incorporated herein by reference.

ARTICLE I - LEASED PREMISES

Section 1.01 Leased Premises

The Leased Premises are depicted generally on Exhibit B with Tenant occupying a portion of floor six. The term “Rentable Area”, as used herein with respect to the Leased Premises, refers to the sum of (i) the usable floor area of the Leased Premises, plus (ii) Tenant’s prorate share of all corridors, lobbies, elevator foyers, restrooms, mechanical and electrical rooms, janitor’s closets and other similar facilities of the Building (such areas being herein referred to as “Common Areas”). “Rentable Area” as used herein with respect to the Building, includes all space occupied or to be occupied by tenants, together with the Common Areas. Upon the completion of construction of improvements to the Leased Premises, the usable and rentable area of the Leased Premises will be re-measured and such re-measurement shall be set forth on and incorporated into this Lease on Exhibit B effective on the Commencement Date. Landlord represents that all measurements of square footage provided for herein have been conducted by an engineer or architect using the American National Standard Method for measuring floor area in office building ANSI/BOMA Z65.l -1996 (the “BOMA Method”) and that all future measurements will be performed in the same manner. The re-measurement of the Leased Premises shall be conducted by an engineer or architect reasonably satisfactory to both parties using the BOMA Method. If it is determined that the Rentable Area of the Leased Premises varies from the estimates set forth in the Basic Lease Provisions, then the Rentable Area (and usable area) of the Leased Premises, Tenant’s Percentage and the Base Rent will be appropriately adjusted.

Section 1.02 Lease Grant

For the consideration and subject to the terms, provisions and conditions set out below, Landlord lets and leases to Tenant and Tenant leases from Landlord the Leased Premises.

Section 1.03 Building Core and Shell

Landlord will provide the improvements which are listed and described on Exhibit C which is attached hereto and incorporated herein by reference (the “Building Core and Shell “). The improvements to be constructed by Landlord within the Leased Premises are set forth in a tenant’s work letter which is attached to this Lease (the “Tenant’s Work Letter”). Except as specifically set forth in this Lease and Tenant’s Work Letter, Tenant acknowledges that Tenant is accepting the Lease Premises on an “AS IS,” “WHERE IS” basis.

ARTICLE 11- LEASE TERM

Section 2.01 Lease Term

(a)                                  Subject to and upon the terms and conditions set forth in the Lease, or in any exhibit attached hereto, the primary term of this Lease shall commence on the Commencement Date and shall expire on the last day of the fifty-sixth (56th) month following the Commencement Date or such earlier date as this Lease may terminate as provided herein, but in no event later than August 31, 2009 (the “Expiration Date”). The “Lease Term” of this Lease shall be the primary term specified in this Section 2.01, as renewed or otherwise extended or earlier terminated pursuant to the terms and provisions set forth herein. If the Commencement Date is not the first day of a calendar month, then the Lease Term shall be extended by the time between the Commencement Date and the first day of the next month.

(b)                                 After the Commencement Date, Landlord and Tenant shall promptly, upon the request of either of them, execute and deliver to each other an agreement setting forth the Commencement and Expiration Dates.

(c)                                  Landlord and Tenant currently anticipate that the Tenant Finish Work (as defined in the Tenant’s Work Letter) will be Substantially Completed and possession of the Leased Premises delivered to Tenant on or before November 15, 2004 (the “Scheduled Commencement Date”). If the Tenant Finish Work is not Substantially Completed on the Scheduled Commencement Date, (1) Landlord shall not be in default hereunder or be liable for damages therefore, (ii) the Commencement Date as defined in the Basic Lease Provisions shall be the date that Landlord tenders the Leased Premises to Tenant Substantially Completed and (iii) Tenant shall accept possession of the Leased Premises when Landlord tenders possession thereof to Tenant Substantially Completed.

Section 2.02 Holding Over

Should Tenant hold the Leased Premises after termination of this Lease, by lapse of time, default, or otherwise, such holding over shall be construed as a tenancy at sufferance only, and Tenant shall pay in advance, as Rent, for each day of such holding, a per diem amount equal to 1/30 of one hundred fifty percent (150%), of the Rent payable for the last month of the Lease Term. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension shall be valid unless in writing, signed by Landlord and Tenant. The foregoing shall not be construed as Landlord’s consent for any such holding over.

ARTICLE III - RENT

Section 3.01 Base Rent

Tenant shall pay the Base Rent to Landlord in monthly installments in advance on or before the first day of each calendar month during the Lease Term. If the Lease Term is extended for a partial month under the terms of Section 2.01(a) hereinabove, then the Lease Months referenced in the Base Rent table set out in the Basic Lease Provisions will begin on the first day of the next full calendar month of the Commencement Date and Base Rent will be calculated for the partial month at the beginning of the Lease Term at the same rate as is provided with respect to the first Lease Month. Base Rent for any partial calendar month will be prorated on a per diem basis.

Section 3.02 Additional Rent

(a)                                  For purposes of this Lease “Operating Expenses” means all of Landlord’s costs and expenses paid or incurred by Landlord in owning, operating, managing and maintaining the Building for a particular calendar year or portion thereof, determined in accordance with sound accounting principles consistently applied, including by way of illustration but not limitation: (i) all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Building;

(ii)     any and all assessments levied by the planned unit development owner’s association; (iii) all premiums for any and all insurance maintained in connection with the ownership, operation, maintenance, and/or management of the Building (including but not limited to property and liability coverage); (iv) water, sewer, electrical and other utility charges; (v) service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; (vi) cleaning and other janitorial services; (vii) tools and supplies; (viii) repair costs; (ix) landscape maintenance costs; (x) security services; (xi) license, permit and inspection fees other than that required for Tenant’s interior improvements;(xii) reasonable management fees; (xiii) wages and related benefits payable to employees at or below the grade of building manager who render services to or for the benefit of the Building or tenants of the Building and are not managerial services covered by the management fee; (xiv) legal and accounting fees; (xv) trash removal; (xvi) garage maintenance and operating costs; (xvii) the cost of electrical surveys; (xviii) capital improvements costing less than Five Thousand Dollars ($5,000) in the aggregate, which amount shall be amortized over the useful life of the improvement(s), and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses based on common industry practices. Also included in Operating Expenses is the cost of any capital improvement made to the Building by Landlord after the date of this Lease that is required under governmental law or regulation not applicable to the Building at the time the Building was constructed, amortized over the useful life of the improvements based on generally accepted accounting principles.

All references in this Section 3.02(a) to Operating Expenses mean actual Operating Expenses; provided, however, for any calendar year or partial calendar year in which the rentable area of the Building is not one hundred percent (l00%) occupied with all tenants in occupancy and paying full rent, variable Operating Expenses (being management fees, utilities and custodial charges) for that period shall be calculated in a manner, and in the amount, that would have been incurred had the Building been one hundred percent (100%) occupied with all tenants in occupancy and paying full rent. Notwithstanding anything to the contrary in the preceding sentence, in no event will Landlord bill tenants of the Building, or collect from tenants of the Building, amounts for reimbursement of Operating Expenses which exceed, in the aggregate, after all adjustments to correct and conform any estimated billings to actual expenses, the actual amount of Operating Expenses incurred by Landlord in any calendar year. If an adjustment is made pursuant to the foregoing provisions, Landlord shall provide Tenant with written notice specifying in reasonable detail the particulate variable Operating Expense(s) which was adjusted and the related calculation. Said notice shall be provided at the same time Landlord provides the statement(s) of actual Additional Rent as specified in Section 3.02 (f) of this Lease.

If Landlord installs any device, improvement or equipment after the Commencement Date of this Lease(i) which Landlord, reasonably believes will improve the operating efficiency of any system within the Building (e.g. solar collectors) or reduce Operating Expenses and Tenant approves such installation, or (ii) that is required to be installed by any government or governmental agency having authority to order that it be installed, then Landlord may add to the Operating Expenses each year during the useful life of the installed device, improvement, or equipment (as the useful life is determined by generally accepted accounting principles) an amount equal to the annual amortization of the cost of the installed device, improvement, or equipment, but in no event more than the actual cost saved as a result of the installation thereof during the year(s) the cost is added to the Operating Expenses.

(b)                                 Operating Costs shall not include costs for (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (ii) interest, amortization or other payments on loans to Landlord; (iii) leasing commissions, marketing expenses or any other cost associated with the leasing and or marketing of the Building or PUD(defined herein as the planned unit development recorded in Real Property Records, Travis County Texas, Volume 10252, Page 0135, and sometimes also referred to as the “Terrace P.U.D.”); (iv) legal or accounting expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (v) renovating or otherwise improving space for current or future occupants of the Building or vacant space in the Building other than Common Areas; (vi) the costs incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the Commencement Date;

(vii) the cost of any services or materials supplied to other tenants and not to Tenant; (viii) the cost of any services or materials for which Landlord receives reimbursement from other sources; (ix) depreciation on the Building; (x) federal, state, county, city or any other income taxes imposed on or measured by the income of Landlord from the operation of the Building; (xi) repairs, alterations, additions, improvements, replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or Common Areas other than repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear; (xii) damage and repairs attributable to fire or other casualty; (xiii) damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents; (xiv) executive salaries or salaries of service personnel to the extent that such services of such persons do not relate to the management, operation, repair or maintenance of the Building; (xv) Landlord’s general overhead expenses not related to the Building; (xvi) costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for current or prospective tenants or other occupants or of vacant space (excluding Common Areas) in the Building; (xvii) costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of a lease; (xviii) cost of any service provided to Tenant or other occupants of the Building for which Landlord should be or is reimbursed or should or has received reimbursement from another source; and (xix) capital improvements made to the Building, other than capital improvements described in Section 3.02(a) and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like, with the cost of such maintenance and repair items amortized over their useful life based on generally accepted accounting principles.

For the purposes of calculating Tenant’s obligation for the payment of Additional Rent under this Article, if any tenants of the Building increase the cost of any category of Operating Expense (e.g., separately metered utilities) or receive any services or materials which are in excess of the services or materials which are provided to Tenant at no additional cost the amount of such additional cost will not be included in Operating Expenses. For any category of Operating Expense for which one or more tenants of the Building make(s) separate payments, Tenant’s Percentage will be adjusted for that category of Operating Expense by excluding from the denominator thereof the Rentable Area of all tenants making separate payments with respect to such category.

 (c)                               In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year, or partial calendar year, during the Lease Term, an amount equal to Tenant’s Percentage of the Operating Expenses for the calendar year or portion of the calendar year. Tenant shall not be required to pay Additional Rent for the initial three (3) months of the Lease Term.

(d)                                 Landlord shall estimate Tenant’s Additional Rent for each subsequent calendar year based on a budget which is prepared in accordance with typical industry and accounting standards, and give written notice thereof to Tenant as soon as reasonably possible. For each calendar year (or partial calendar year) Tenant shall pay to Landlord each month one twelfth (1/12) of such estimated amount, at the same time the Base Rent is due. For any year during which Additional Rent is due for less than the entire calendar year, Tenant shall pay to Landlord each calendar month during such year, one-twelfth of the estimated Additional Rent that would have been due if Additional Rent had been due throughout that calendar year.

(e)                                  If Operating Expenses increase during a calendar year, Landlord may revise the estimated Additional Rent during such year by giving Tenant at least thirty (30) days written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of that calendar year, an additional amount equal to the amount of the increase in the estimated Additional Rent divided by the number of months remaining in the year.

(f)                                    Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as figures are available, Landlord shall prepare and deliver to Tenant a statement showing Tenant’s actual Additional Rent for that calendar year. The statement shall separately set forth the basic components (in reasonable detail) of Additional Rent for the prior calendar year. Within thirty (30) days after receipt of the statements, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be or pay immediately to Tenant if no payment is payable by Tenant, the difference between Tenant’s actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during the year.

(g)                                 Tenant will have the right, for a period of one (1) year after Tenant’s receipt of any statement provided for in subsection (f) above, (but not thereafter) to audit Landlord’s books, at Tenant’s cost and expense. If Tenant does not request an audit within one (1) year of Tenant’s receipt of the statements provided for in subsection (f) above, then Tenant will be deemed to have waived any right it may have to an adjustment to Tenant’s Percentage of any Operating Expenses for such calendar year. If it is determined that Tenant’s actual share of Additional Rent is different than Landlord’s computation of Tenant’s share of Additional Rent, then Landlord shall refund to Tenant any overpayment of any such costs for the year in question and for each year during the Term the same error was made or Tenant shall pay to Landlord any underpayment of any such costs for the year in question and for each year during the Term the same error was made, as the case may be, within thirty (30) days after notification of the error.

(h)                                 Tenant’s right to verify Operating Expenses shall be subject to the following limitations and conditions: (i) Tenant shall have provided Landlord with written notice of its desire to verify Operating Expenses; (ii) such review or verification shall take place in Landlord’s offices on a mutually acceptable date in Austin, Texas; and (iii) Tenant and any third party auditor or reviewer employed by Tenant shall execute and deliver to Landlord a confidentiality agreement reasonably acceptable to Landlord and which shall include, among other terms, the agreement of Tenant and such third party not to disclose to any other person other than Tenant’s employees, accountants and attorneys the existence of the review, the results of the review and the agreement of any third party not to solicit verifications or reviews on the part of any other tenant of the Building.

Section 3.03 Prepaid Rent

INTENTIONALLY OMITTED.

Section 3.04 Rent Payments

(a)                                  All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at Landlord’s management office in the Building, or to any other person or at any other address as Landlord may from time to time designate by prior notice to Tenant.

(b)                                 Rent is payable by Tenant without notice, demand, abatement, deduction, or set-off, except as expressly specified in this Lease. Tenant’s obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of (i) Base Rent or Additional Rent is not paid within five (5) days after it is due; or (ii) any other Rent is not paid within fifteen (15) days after it is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the delinquent installment of Rent when it pays the delinquent installment. In addition, if Tenant fails to pay any Rent within five (5) days of when the same is due (and which represents amounts not already specified as bearing interest under other provisions of this Lease) then Tenant shall also pay to Landlord interest on the unpaid Rent from the due date until the date paid at the highest rate lawfully permitted to be contracted for, charged or received pursuant to a written contract under applicable federal or state law (whichever is higher) or such lower rate as may be assessed by Landlord (the “Interest Rate”).

Section 3.05 Security Deposit

(a)                                  Tenant shall deliver the Security Deposit to Landlord upon execution of this Lease as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure of Landlord’s damages for a default by Tenant. Upon an Event of Default, Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages in Rent or any other sum for which Tenant is in default and any other damage, injury, expense, or liability caused to Landlord by the default. If Landlord so applies any part of the Security Deposit, Tenant shall pay to Landlord on demand the amount necessary to restore the Security Deposit to its original amount.

(b)                                 If Tenant is not then in default under this Lease, Landlord shall return any remaining balance of the Security Deposit to Tenant upon termination or expiration of this Lease and after surrender by Tenant of possession of the Leased Premises to Landlord in accordance with this Lease.

(c)                                  If Landlord assigns its interest in the Leased Premises, Landlord will assign the Security Deposit to the assignee. Landlord will have no further liability for the return of the Security Deposit after the assignment and Tenant shall look solely to the assignee for the return of the Security Deposit. Tenant may not assign or encumber or attempt to assign or encumber the Security Deposit. Landlord and its successors and assigns are not bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant.

ARTICLE IV - UTILITIES AND SERVICES

Section 4.01 Services to be Provided

Landlord shall furnish or cause to be furnished to the Leased Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth herein:

(a)                                  Landlord shall provide automatic elevator service to the Leased Premises twenty-four (24) hours per day, seven (7) days per week.

(b)                                 During Building Standard Hours, Landlord agrees to ventilate the Leased Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is necessary and appropriate for the comfortable occupancy of the Leased Premises, reasonably consistent with the standards of “Class A” office buildings in Austin, Texas. Landlord’s obligations to provide heating and air conditioning are subject to any governmental requirements or standards relating to, among other things, energy conservation. Landlord shall make available at Tenant’s expense heat or air conditioning at times other than Building Standard Hours per Section 4.02. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant and shall be the same for all tenants in the Building.

(c)                                  Electric lighting for the Common Areas of the Building.

(d)                                 Toilet facilities and hot and cold water for lavatory purposes (at temperatures prescribed by applicable law).

(e)                                  Replacement, as necessary, of all lamps and ballasts in the Building Standard light fixtures within the Common Areas.

(f)                                    Window washing of exterior windows not less than once each year.

(g)                                 Professional landscaping services for all landscaped areas from time to time on the Land.

(h)                                 Display, throughout the Lease Term and at Landlord’s sole cost and expense, on all Building directories of Tenant’s name and suite number.

(i)                                     Janitorial services at times and comparable and reasonably consistent in quality to those being provided by other Class A office buildings in Austin, Texas.

(j)                                     Landlord shall furnish to the Leased Premises at all times, subject to interruptions beyond Landlord’s control and temporary interruptions necessary or appropriate for Building maintenance or equipment installation, electricity sufficient to operate normal office lighting and equipment up to a maximum of eight (8) watts per square foot of useable area in the Leased Premises. Tenant shall not install or operate in the Leased Premises any electrically operated machinery or equipment which requires electricity consumption beyond that which would be considered to be “normal office use”, regardless of electrical consumption by other tenants in the Building. In no event may Tenant’s use of electricity exceed the capacity of the feeders to the Building or the risers or wiring installation. Electrical consumption in the Leased Premises, or in any portion of the Leased Premises, may, at Landlord’s option, be separately metered at Landlord’s cost. The obligation of Landlord to provide or cause to be provided electricity is subject to the rules and regulations of the supplier of electricity and of any municipal or other governmental authority regulating the business of providing electricity to the Building, except as provided in Section 4.04. Landlord is not liable or responsible to Tenant for any loss, damage or expense Tenant sustains or incurs if either the quality or character of the electricity is changed by the supplier or is no longer available or no longer suitable for Tenant’s requirements for reasons attributable to the supplier. At any time when Landlord is furnishing electricity to the Leased Premises under this subsection, Landlord may, with prior written consent of Tenant, which consent shall not be unreasonably withheld or delayed, discontinue the furnishing of electricity. If Landlord gives a notice of discontinuance, Landlord shall make all necessary arrangements with the public utility supplying the electricity to the Building with respect to connecting electrical service to the Leased Premises, but Tenant shall contract directly with the public utility with respect to supplying the electrical service. Tenant shall not, in any event, incur any expense related to the transfer of electrical services.

Section 4.02 Additional Services

Landlord may impose a reasonable charge, not to exceed Landlord’s actual costs, for heating, ventilating and air conditioning provided by Landlord at any time other than the Building Standard Hours or for any use beyond what Landlord agrees to furnish or because of special electrical, cooling, and ventilating needs created by Tenant’s telephone equipment, computers, and other equipment or uses. After hours heating and air conditioning shall be provided via an automated “on-demand” system and shall be charged at actual costs which is currently estimated to be $25.00 per hour, per one-half floor, with a two (2) hour minimum use charge required.

Section 4.03 Tenant’s Obligations

Tenant shall cooperate fully at all times with Landlord and abide by all regulations and requirements Landlord may prescribe for the use of all utilities and services that are consistent with the terms of this Lease and with the use of utilities and service in Class “A” office buildings in Austin, Texas.

Section 4.04 Service Interruptions

(a)                                  Landlord does not warrant that the services provided by Landlord will be free from any slow-down, interruption, or stoppage by governmental bodies, regulatory agencies, utility companies, and others supplying services or caused by the maintenance, repair, replacement, or improvement of any equipment involved in the furnishing of the services or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God, the elements, or other causes beyond the reasonable control of Landlord.

(b)                                 Landlord shall use diligent and reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder unless such unavailability is caused by Landlord’s negligence or intentional misconduct. However, if because of the unavailability of any such service Tenant is prevented from making reasonable use of a portion of the Leased Premises for more than fifteen (15) consecutive business days then Tenant’s obligation to pay Base Rent and Tenant’s share of Additional Rent in respect of the portion of the Leased Premises rendered untenantable thereby shall be abated for each consecutive day (after such fifteen (15) day period) that Tenant is so prevented from making reasonable use of such portion of the Leased Premises. If any such unavailability or interruption of services occurs rendering the Leased Premises untenantable (other than because of a taking or Casualty, as defined in Section 7.03(a), as to which Article VIII and Section 7.03 shall control), and Landlord fails to restore such services to the Leased Premises within ninety (90) days following delivery of written notice from Tenant to Landlord, Tenant may (a) terminate this Lease by written notice to Landlord, or (b) commence to restore such services unless Landlord is diligently performing the work that may be necessary to restore such services. All actual third-party costs incurred by Tenant in connection with restoring such services shall be paid by Landlord to Tenant within thirty (30) days following written demand therefore to Landlord, accompanied by invoices substantiating such claim. Tenant’s right to perform work under this Section 4.04(b) is subject to the following conditions:

(1)                                      all such work shall be performed in a good and workmanlike manner and in accordance with law;

(2)                                      except in an emergency, all such work shall be performed in accordance with plans and specifications approved by Landlord (which approval shall not be unreasonably withheld), whose approval shall be deemed given if Landlord fails to disapprove any submitted plans and specifications within three (3) business days after Tenant delivers such plans to Landlord;

(3)                                      all such work shall be performed by contractors reasonably acceptable to Landlord which maintain commercial liability insurance in an amount not less than $1,000,000 per occurrence naming Landlord as an additional insured; Landlord’s approval shall be deemed given if Landlord fails to disapprove any contractor within three (3) business days after Tenant delivers to Landlord a request for its consent thereto; and

(4)                                      Tenant delivers to Landlord “as-built” plans of the work performed by Tenant.

Section 4.05 Modification

Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services by giving written notice to Tenant.

ARTICLE V - USE AND OCCUPANCY

Section 5.01 Use and Occupancy

(a)                                  The Leased Premises may be used and occupied by Tenant only for general business offices and incidental uses and for no other purpose. Tenant shall use and maintain the Leased Premises in an operable, attractive condition (ordinary wear and tear and damage by casualty and condemnation excepted) and shall comply with all laws, ordinances, orders, rules, regulations and requirements of any kind imposed by any governmental authority (state, federal, county and municipal) applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Leased Premises, including without limitation, all applicable environmental laws and the Americans With Disabilities Act of 1990 (ADA) (those laws, ordinances, orders, rules, decisions, and regulations hereafter referred to as “Applicable Law” or “Applicable Laws”). Landlord shall comply with all Applicable Laws relating to the use, condition, access to and occupancy of the Building and the Common Areas. Landlord represents that to the best of its knowledge on the Commencement Date the Leased Premises (if planned by Landlord’s architect and constructed by a contractor selected by Landlord and the Building shall comply with Title III of the Americans With Disabilities Act and if the Leased Premises do not so comply, then Landlord (at its cost and not as a part of Operating Expenses) shall cause the Leased Premises and the Building to so comply within a reasonable time thereafter.

(b)                                 Tenant may not deface or injure the Leased Premises or the Building or any part thereof or overload the floors of the Leased Premises. Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Leased Premises or the Building. Tenant shall pay Landlord on demand as Rent for any damage to the Leased Premises or to any other part of the Building caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or Tenant’s agents, employees, licensees, or contractors (hereafter referred to as “Tenant Party” or “Tenant Parties”). In no event shall Tenant pay for any negligence, willful act, misuse or abuse, damage or other injury or defacement caused by any party that is not a Tenant party, including Landlord or any of its agents, employees, or contractors (hereinafter referred to as “Landlord Party” or “Landlord Parties”).

(c)                                  Tenant may not use or allow the Leased Premises to be used for any purpose prohibited by any Applicable Law applicable to the Building. Tenant and each Tenant Party shall conduct its business and occupy the Leased Premises and control all Tenant Parties so as not to create any nuisance or interfere with, annoy, or disturb any other tenants in the Building or Landlord in its management of the Building (or its occupancy of portions of the Building) so as not to injure the reputation of the Building.

(d)                                 Except as provided herein, Tenant and each Tenant Party shall not erect, place, or allow to be placed any sign, symbol, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Building visible outside the Leased Premises (except for lettering on the door or doors to the Leased Premises as allowed by the Rules and Regulations attached hereto as Exhibit D) without the prior consent of Landlord.

(e)                                  Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that:

(1)                               is hazardous on account of the possibility of fire or other casualty, or hazardous substances;

(2)                               increases the rate of fire or other insurance for the Building or its contents or in respect of the operation of the Building; or

(3)                               renders the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or renders void or voidable any insurance on the Building.

If insurance premiums are increased because of a use of the Leased Premises which is not contemplated herein and such increase is documented by Landlord’s insurance provider(s), then, in addition to any other remedies Landlord may have, Tenant shall pay the amount of the increase to Landlord as Rent if Tenant does not modify or eliminate the use related to the increase within ten (10) business days after demand.

Section 5.02 Rules and Regulations

Tenant and each Tenant Party shall comply with the rules and regulations (as changed from time to time as hereinafter provided) attached as Exhibit D (the “Rules and Regulations”). Landlord may at any time change the Rules and Regulations or promulgate other Rules and Regulations as Landlord deems advisable for the safety, care, cleanliness, or orderliness of the Building, and shall promptly provide Tenant with notice of any changes or additions to the Rules and Regulations. Landlord shall use reasonable efforts to enforce compliance by all other tenants with the Rules and Regulations from time to time in effect, but Landlord is not responsible to Tenant for failure of any person other than a Landlord Party to comply with the Rules and Regulations. All such changes and/or additions to the Rules and Regulations must be reasonable and no such change or addition shall alter or amend the terms or provisions of this Lease.

Section 5.03 Quiet Enjoyment

If Tenant pays the Rent when due and timely performs all other obligations of Tenant under this Lease, then Tenant may peaceably and quietly enjoy the Leased Premises during the Lease Term without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms of this Lease.

ARTICLE VI- REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01 Repair and Maintenance by Tenant

(a)                                  Tenant shall keep the Leased Premises and all fixtures installed by or on behalf of Tenant in good and tenantable condition (ordinary wear and tear and damage by casualty and condemnation excepted). Tenant shall promptly make all necessary non-structural repairs and replacements thereto at Tenant’s expense. All repairs and replacements must be equal in quality to the original work, and all contractors and subcontractors performing such repairs and replacements must comply with the conditions specified in Section 6.02(a) herein below. Without diminishing this obligation of Tenant, if Tenant fails to commence to make any repairs and replacements within fifteen (15) days after notice from Landlord and thereafter diligently pursue such repairs or replacements, Landlord may at its option make the repairs and replacements and Tenant shall pay Landlord on demand as Rent the costs incurred by Landlord plus an administrative fee equal to ten percent (10%) of the costs.

(b)                                 Tenant shall pay the cost of repairs and replacements caused by any malfunction or misuse of any equipment installed by or on behalf of Tenant. This amount is payable by Tenant to Landlord with five (5) days of demand as Rent. If Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above the services required to be performed by Landlord pursuant to Article IV, Tenant shall pay the actual cost thereof, plus a reasonable administrative fee not to exceed ten percent (10%) of the actual cost thereof, to Landlord as Rent within five (5) business days after demand.

Section 6.02 Alterations and Additions by Tenant

(a)                                  Tenant may not make or permit any alterations, improvements (other than cosmetic improvements, such as painting, re-carpeting or similar non-structural improvements) or additions in or to the Leased Premises or the Building without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.. All alterations, additions and improvements made to, or fixtures or other improvements placed in or upon, the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant’s movable trade fixtures, office furniture and equipment) are a part of the Building and are the property of Landlord when they are placed in the Leased Premises unless otherwise agreed by Landlord and Tenant. Alterations, improvements and additions in and to the Leased Premises requested by Tenant must be made in accordance with plans and specifications approved in advance in writing by Landlord. All work must be performed at Tenant’s expense either by Landlord or by contractors and subcontractors approved in advance by Landlord. If the work is not performed by Landlord, then all work performed by Tenant’s contractors and subcontractors is subject to the following conditions:

(i)                                  Each contractor and subcontractor must deliver evidence satisfactory to Landlord that the insurance specified by Landlord is in force prior to commencing work.

(ii)                               Tenant shall insure that all workers are cooperative with Building personnel and comply with all Building Rules and Regulations.

(iii)                            Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals for the improvements or alterations prior to starting any work.

(iv)                           All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction, in its reasonable discretion.

(v)                              Lien releases from each contractor and subcontractor (subject to final retainage payments) must be submitted to Landlord within five days after completion of the work performed by the contractor or subcontractor.

(vi)                           Within thirty (30) days after completion of any improvements or alterations, Tenant, at its cost, shall deliver to Landlord two reproducible copies of “as-built” plans and specifications (1/8” scale) for each floor where alterations or improvements were made.

(b)                                 All alterations and improvements must comply with all Applicable Laws. If Tenant’s alterations or additions to the Leased Premises causes Landlord to make any alterations or improvements to the Building to comply with the provisions of ADA or any other Applicable Laws, Tenant shall reimburse Landlord for the cost of the alterations or improvements within five (5) days of demand as additional Rent. Neither Landlord’s approval of Tenant’s plans and specifications for the alterations or improvements nor Landlord’s acceptance of Tenant’s as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

Section 6.03 Mechanics’ Liens - Tenant’s Obligations

Tenant may not cause or permit any mechanic’s or materialman’s lien to be placed upon Landlord’s interest in the Building or the Leased Premises or any part thereof or against Landlord’s interest under this Lease by any architect, contractor, subcontractor, laborer, or materialman performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Leased Premises, the Building, or any part thereof. If any lien is filed on Landlord’s interest in the Building or Tenant’s interest in the Leased Premises, Tenant shall cause the same to be discharged of record or bonded around in accordance with the applicable provisions of Texas law within twenty (20) days after filing. If Tenant does not discharge the lien within the twenty (20) day period, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable attorneys’ fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the Interest Rate from date of payment by Landlord until paid by Tenant, is payable by Tenant to Landlord on demand as Rent.

ARTICLE VII- INSURANCE, FIRE AND CASUALTY

Section 7.01 Tenant’s Insurance

(a)                                  Tenant shall, at its expense, maintain at all times a policy or policies of insurance insuring Tenant against all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises (including Tenant’s contractual liability to indemnify and defend Landlord) with a combined single limit of $1,000,000.00 for bodily injury and property damages or with increased limits as may be reasonably required from time to time by Landlord by giving notice to Tenant not to exceed a combined single limit in excess of $1,000,000.00. Tenant’s policies must be written by an insurance company or companies reasonably satisfactory to Landlord and licensed to do business in the State of Texas with Landlord and Landlord’s manager named as additional insureds without restriction. If Tenant has an umbrella or excess policy, Tenant shall name Landlord and Landlord’s manager as additional insureds without restriction on all layers of umbrella or excess policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least fifteen (15) days prior to cancellation of the insurance.

(b)                                 Tenant shall deliver copies of its insurance policies or duly executed certificates of insurance to Landlord prior to occupying any part of the Leased Premises. Tenant shall deliver satisfactory evidence of renewals of the insurance policies to Landlord at least thirty (30) days prior to the expiration of the respective policies. If Tenant fails to comply with these insurance requirements, Landlord may obtain the insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

(c)                                  Tenant shall insure that all contractors, subcontractors, moving companies and others performing work of any type for Tenant in the Building shall comply with the insurance requirements set out on Exhibit E attached hereto and incorporated herein by reference, as such requirements may be revised from time to time by Landlord and Tenant is informed of same.

Section 7.02 Landlord’s Insurance

Landlord shall, at all times during the Lease Term, maintain a policy of insurance insuring the Building against loss or damage by fire, explosion or other hazard and contingencies in amounts determined by Landlord. Tenant agrees that all personal property upon the Leased Premises shall be at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or theft thereof Tenant will not permit anything to be done which will in any way increase the rate of fire and casualty insurance on the building or contents. If by reason of any act or conduct of business of Tenant there shall be any increase in the rate of insurance on the Building or contents created by Tenant’s acts or conduct of business, such act or conduct shall constitute an Event of Default under this Lease and Tenant agrees to pay Landlord the amount of such increase on demand.

Section 7.03 Fire or Other Casualty

(a)                                  If the Leased Premises or any part thereof are damaged by fire or other casualty (a ‘Casualty”), Tenant shall give prompt notice thereof to Landlord. If the Leased Premises or the Building is damaged by a Casualty, subject to the provisions of Section 7.03(b), Landlord shall, within sixty (60) days after such Casualty deliver to Tenant a good faith estimate (the “Damage Notice”) of the date on which the repair of the damage caused by such Casualty will be substantially completed (such date is herein called the “Estimated Restoration Completion Date”). If any portion of the Leased Premises is rendered untenantable by such Casualty (which shall include damage to the Building, but not the Leased Premises, which substantially interferes with the use of the Leased Premises for their intended purposes), then Base Rent and Additional Rent shall abate as of the date of the Casualty with respect to such portion of the Leased Premises until the earlier of(i) substantial completion of repairs to the Leased Premises and elevator access and other services are available to the Leased Premises, or the Building (as applicable) for conduct of Tenant’s business or (ii) the date on which Tenant conducts business in such portion of the Leased Premises.

(b)                                 If (i) a Casualty damages a material portion of the Building, and (ii) Landlord makes a good faith determination to demolish the remainder of the Building or Landlord’s Mortgagee requires any of the insurance proceeds be applied to the indebtedness secured by its Mortgage, then Landlord or Tenant may terminate this Lease by giving written notice of its election to terminate to the other party within thirty (30) days after the Damage Notice has been delivered to Tenant. In case of any such termination under this Section 7.03(b), Base Rent and Additional Rent shall abate in full as of the date of the Casualty. Landlord will not have the right to terminate this Lease pursuant to this Section 7.03(b) unless Landlord also terminates the leases of all other Tenants in the Building.

(c)                                  If the Leased Premises or the Building is damaged by Casualty, then

(i)                                         if the Estimated Restoration Completion Date is later than one hundred eighty (180) days after the date of the Casualty, Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant or, if no such notice is delivered by Landlord, within ninety (90) days after the Casualty; and

(ii)                                      if Tenant does not or does not have the right to terminate this Lease pursuant to Section 7.03(c)(i) and such damage is not repaired by the Casualty Restoration Termination Date (defined below), Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate before the earlier of (A) ten days after the Casualty Restoration Termination Date (defined below) or (B) the completion of such repairs.

Any termination right of Tenant not timely exercised shall be deemed waived, time being of the essence with respect thereto. In case of any termination under Section 7.03(c) above, Base Rent and Additional Rent shall abate in full as of the date of the Casualty. In case of any termination under Section 7.03(c) above, the portion of the Base Rent for the portion of the Leased Premises affected thereby not theretofore abated shall abate as of the date of termination. Unless Landlord and Tenant agree in writing otherwise, the “Casualty Restoration Termination Date” shall be thirty (30) days after the later of (i) one hundred eighty (180) days after the Casualty, or (ii) the Estimated Restoration Completion Date, not to exceed one hundred eighty (180) days.

(d)                                 If neither party elects to terminate this Lease following a Casualty, then Landlord shall , within a reasonable time after such Casualty, commence to repair the Building and the Leased Premises and shall proceed with reasonable diligence to restore the Building and Leased Premises to substantially the same condition as they existed immediately before such Casualty (including the work set out in the Work Letter attached hereto); however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements (other than that set forth in the Work Letter attached hereto) which may have been placed by, or at the request of, Tenant or other occupants in the Building or the

Leased Premises, and Landlord’s obligation to repair or restore the Building or Leased Premises shall be limited to the extent of the insurance proceeds paid for the casualty in question.

(e)                                  Any insurance carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises is for the sole benefit of the party carrying the insurance and under its sole control.

Section 7.04 Waiver of Subrogation

Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for any injury to or death of any person or persons or the theft, destruction, loss of, or damage to, any of its property (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter, to the extent the same is insured against by it under any insurance policy that covers the Building, the Leased Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by it under the terms hereof (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible). These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any Loss. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

ARTICLE VIII - CONDEMNATION

(a)                                  If all or substantially all of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority. If less than all or substantially all of the Building is taken or sold, Landlord (whether or not the Leased Premises are affected) may terminate this Lease by giving notice to Tenant within sixty (60) days after the right of election accrues, in which event this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority.

(b)                                 If this Lease is not terminated by Landlord upon any taking or sale of less than all or substantially all of the Building and Tenant does not terminate this Lease as provided below:

(i)                                  The Rent will be reduced by an amount representing that part of the Rent properly allocable to the portion of the Leased Premises taken or sold, if any; and

(ii)                               Landlord shall, at Landlord’s sole expense, restore the Building to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

(A)                                  Landlord’s restoration obligation does not exceed the scope of the work done by Landlord in originally constructing the Building and installing Tenant finish improvements in the Leased Premises; and

(B)            Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building so taken.

(c)                                  If such taking prevents Tenant from conducting its business in the Leased Premises in a manner reasonably comparable to that conducted immediately before such taking, then Tenant may terminate this Lease as of the date of such taking by giving Landlord written notice within sixty (60) days after the taking, and Rent shall be apportioned as of the date of such taking.

(d)                                 Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Building, including any award for the value of the unexpired Lease Term. Tenant is not entitled to and expressly waives all claim to any compensation; provided, Tenant is entitled to separately pursue a claim against the condemnor for the value of Tenant’s personal property, moving costs, loss of business, and other claims it may have.

ARTICLE IX - INDEMNIFICATIONS AND WAIVERS

Section 9.01 Limitations on Liability of Landlord: Waiver

(a)                                  Landlord is not liable to any Tenant or any Tenant Party or any other person, and Tenant waives any liability of Landlord, for:

(1)                     any injury or damage to person or property due to the condition or design of, or any defect in, the Leased Premises that exists now or occurs in the future, except for Landlord’s or any Landlord Party’s negligence or willful misconduct;

(2)                     any injury or damage to person or property due to the Building or related improvements or appurtenances out of repair, or defects in or failure of pipes or wiring, or backing up of drains, or the bursting or leaking of pipes, faucets and plumbing fixtures, or gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Leased Premises, unless caused by Landlord’s willful misconduct or negligence;

(3)                     any loss or damage caused by the acts or omissions of other tenants in the Building or of any other persons, excepting only the willful misconduct or negligence of Landlord or any Landlord’s Party; or

(4)                     any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, order of governmental authority, and any other cause beyond the control of Landlord.

(b)            Notwithstanding the foregoing or anything else to the contrary contained in this Lease, the liability of Landlord to Tenant or any Tenant Party for any default or indemnity by Landlord under this Lease is limited to the interest of Landlord in the Building. No partner, employee, agent, director, or officer of Landlord has any personal liability for any amounts payable or obligations performable by Landlord under this Lease.

Section 9.02 Tenant’s Indemnification of Landlord; Assumption; Employees’ Claims

(a)                                   Tenant shall indemnify, defend, and hold Landlord harmless from:

(i)                        all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach by Tenant under this Lease; and

(ii)                    all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord due to injury or damage to person or property to the extent that the damage or injury is caused, either proximately or remotely, wholly or in part, by an act, omission, negligence, or misconduct of Tenant or any Tenant Party, or when the injury or damage is the result, proximate or remote, of the violation by Tenant or any Tenant Party of any Applicable Law, or when the injury or damage in any other way arises out of the occupancy or use by Tenant or any Tenant Party of the Leased Premises or the Building.

(b)            Tenant is not required to indemnify, defend, or hold Landlord harmless from any claim, demand, fine, suit, loss, liability, action or judgment arising solely from Landlord’s negligence or willful misconduct.

(c)                                   If Landlord is made a party to any litigation commenced by or against Tenant or any Tenant Party or relating to this Lease or to the Leased Premises, then Tenant shall pay all costs and expenses, including attorneys fees and court costs, incurred by or imposed upon Landlord by virtue of the litigation to the extent of comparative responsibility assessed to Tenant. The amount of all costs and expenses, including attorney’s fees and court costs, is a demand obligation payable by Tenant to Landlord as additional Rent, bearing interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

(d)            Tenant, for itself and all Tenant Parties, assumes all risks of injury or damage to person or property, either proximate or remote, by reason of the condition or design of, or any defects in, the Leased Premises and the Building.

(e)                                   All personal property in the Leased Premises is at the sole risk of Tenant.

(f)                                     The provisions of this Section 9.02 survive the expiration or earlier termination of this Lease.

Section 9.03 No Implied Waiver

The failure of Landlord to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the Rules and Regulations attached hereto does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. No express waiver affects any terms other than the ones specified in the waiver and those only for the time and in the manner specifically stated. Acceptance by Landlord of any Rent after the breach of any of the terms of this Lease or violation of any Rule or Regulation is not a waiver of the breach or violation or the right to collect applicable late charges and interest, and no waiver by Landlord of any of the terms of this Lease is effective unless expressed in writing and signed by Landlord.

Section 9.04 Waiver by Tenant

Tenant waives and surrenders for itself and all persons or entities claiming by, through, and under it, including creditors of all kinds: (i) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Leased Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, (ii) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for distress for Rent, (iii) any provision of law relating to notice or delay in levy of execution in case of eviction of a Tenant for nonpayment of Rent, and (iv) any rights, privileges, and liens set out under Sections 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder.

Section 9.05 Hazardous Materials

(a)                                   Tenant has no liability or responsibility with respect to Hazardous Substances, if any, which were placed or located within the Leased Premises or the Building prior to the Effective Date, but Tenant may not:

(i)                                    cause or permit the escape, disposal, or release in the Leased Premises or the Building of any biologically active, chemically active, or hazardous substances or materials (hereafter referred to as “Hazardous Substances”); or

(ii)                                 bring or permit or allow any Tenant Party to bring, any Hazardous Substances into the Leased Premises or the Building.

The term Hazardous Substances includes, but is not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts. Hazardous Substances will not include, however, any hazardous substance used or stored on the Leased Premises in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all applicable laws.

(b)                                  If any lender or governmental agency requires testing to ascertain whether or not a release of Hazardous Substances has occurred in or on the Leased Premises or the Building based on probable cause that a release occurred and was caused by any Tenant or Tenant Party, then Tenant shall reimburse the reasonable costs of the testing to Landlord on demand as Rent.

(c)                                   Tenant shall execute affidavits, representations, and the like from time to time at Landlord’s request and in form and substance reasonably accepted to Tenant concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Leased Premises and the Building.

(d)                                  Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Substances in or on the Leased Premises or the Building caused or permitted by any Tenant or Tenant Party.

(e)                                   The provisions of this Section 9.05 survive the expiration or earlier termination of this Lease.

ARTICLE X - ASSIGNMENT AND SUBLETTING

Section 10.01 No Assignment or Subletting to Unaffiliated Parties Without Consent.

(a)                                   Tenant may not, without Landlord’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed): (i) assign or transfer this Lease or any interest therein; (ii) permit any assignment of this Lease or any interest therein by operation of law; (iii) sublet the Leased Premises or any part thereof, (iv) grant any license, concession, or other right of occupancy of any portion of the Leased Premises; (v) mortgage, pledge, or otherwise encumber its interest in this Lease; or (vi) permit the use of the Leased Premises by any parties other than Tenant and its employees. Notwithstanding the foregoing, Tenant may, with fifteen (15) days prior written notice to but without the prior written consent of Landlord, assign this Lease (in whole or in part) and/or sublease all or a portion of the Leased Premises to subsidiaries or affiliate parties of Tenant. As used herein the term affiliate means a company of which majority ownership is held by the same entity which owns a majority interest in Tenant and which has as good as or better financial strength.

(b)                                  In the event Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord not less than fifteen (15) days prior to the effective date of the assignment or subletting a written notice of such fact which shall include copies of the final form of the documentation of the assignment or sublease. Landlord shall either approve or reject Tenant’s request within ten (10) business days of receipt of Tenant’s written notice.

Section 10.02 Landlord’s Consent

(a)                                   Landlord’s consent to any sublease or assignment which requires Landlord’s consent hereunder shall not be unreasonably withheld; provided, however, in granting or withholding its consent Landlord shall be entitled to take into consideration all relevant factors including without limitation, the nature of the business of the proposed subtenant or assignee (including without limitation proposed uses and parking requirements). Landlord may, if it so elects, withhold its consent if the proposed subtenant or assignee is a government entity. Landlord may withhold or condition its consent subject to execution and delivery of an appropriate sublease or assignment which shall include such terms and conditions as Landlord may reasonably require including provisions for notice to Landlord, prohibition on further assignment or subleasing without Landlord’s consent and indemnification of Landlord by the subtenant or assignee (only to the extent of the assigned or subleased space) for matters that Tenant indemnifies Landlord under the Lease. Landlord may withhold its consent to any proposed assignment or sublease if an Event of Default has occurred and is continuing, or an event has occurred which, with the giving of notice, or the passage of time, or both, could constitute any Event of Default. Landlord’s consent to any assignment or subletting is not a waiver of Landlord’s right to approve or disapprove any subsequent assignment or subletting.

(b)                                  For any approved sublease or assignment which requires Landlord’s consent, in the event the Base Rent paid by any assignee or subtenant under such lease exceeds the Base Rent due from Tenant, Landlord shall be entitled to receive one-half (1/2) of such excess in addition to the Base Rent after deducting all reasonable sublease expenses, including, without limitation, cost of leasehold improvements, rental abatement and brokerage fees. In calculating Tenant’s cost basis in the sublet premises, Tenant may amortize its own improvement costs over the lease term at a ten percent (10%) rate of interest.

(c)                                   Notwithstanding the consent by Landlord to any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this Lease shall remain jointly and severally liable for the payment of Rent and performance of all other obligations under this Lease, unless Landlord has agreed in writing to release Tenant and any guarantor from such obligations.

ARTICLE XI- DEFAULT

Section 11.01 Default

(a)                                   Each of the following shall constitute an “Event of Default” by Tenant:

(i)                                    Tenant’s failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease and such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant;

(ii)                                 The filing of a petition to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations, or for the appointment of a receiver or trustee of Tenant or its property or for the winding up or liquidation of its affairs (however, if any such petition is filed against Tenant, then the filing thereof shall not constitute an Event of Default, if such petition is dismissed within ninety (90) days after the filing thereof); or if Tenant makes a general assignment of the benefits of Tenant’s creditors or admits in writing Tenant’s inability to pay the debts due; and

(iii)                               The failure of Tenant to fulfill or perform in whole or in part, any agreement or provision of this Lease which is an obligation upon Tenant, other than the payment of Rent, Additional Rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant; provided, however, the thirty (30) day period shall be extended if a cure cannot be effected within such period due to the nature of the default and provided Tenant commences to cure within the thirty (30) day period of time and diligently carries such cure to completion.

(b)                                 Upon the occurrence of any Event of Default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and in limitation of any other remedy permitted by law or by this Lease:

(i)                                     Landlord may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of: (i) the cost of recovering the Leased Premises (including attorneys’ fees and costs of suit); (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Interest Rate; (iii) an amount equal to (A) the entire amount of the total Rent payable during the remainder of the Lease Term discounted to present value at a per annum rate equal to the “Discount Rate” (i.e., the rate charged on loans to depository institutions by the Federal Reserve Banks) as published on the date this lease is terminated by the Wall Street Journal, Southwest Edition, in its listings of “Money Rates”; and (iv) any other sum of money and damages owed by Tenant to Landlord.

(ii)                                  Landlord may terminate Tenant’s right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, and without terminating this Lease, in which event Landlord may shall make a good faith effort to (but shall be under no obligation to do so) relet the Leased Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord, in Landlord’s sole and absolute discretion. For the purpose of such reletting, Landlord is authorized to make any repairs, changes, alterations, or additions in or to Leased Premises which Landlord may consider to be necessary, in Landlord’s reasonable judgment. If Landlord shall fail or refuse to relet the Leased Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent and all other sums due hereunder, plus the cost of recovering possession of the Leased Premises, plus interest on all of the foregoing at the Interest Rate. If the Leased Premises are relet and a sufficient sum is not realized from such reletting (after paying the cost of recovering possession of the Leased Premises, plus all of the costs and expenses of repairs, changes, alterations, and additions to the Leased Premises, plus all expenses of reletting the Leased Premises, plus interest on all of the foregoing at the Interest Rate) to satisfy the Rent provided for in this Lease to be paid, plus all other sums owed by Tenant to Landlord, plus interest on all of the foregoing at the Interest Rate, then Tenant shall satisfy and pay any such deficiency to Landlord upon demand therefore from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii)                               Landlord may make such payments and/or take such actions (including, without limitation, entering upon or within the Leased Premises, by force if necessary) and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant covenants and agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, together with interest thereon at the Interest Rate from the date paid by Landlord.

(iv)                              At any time after an any failure by Tenant to pay any sum of money due or owing to Landlord hereunder, Landlord shall have the right to change or modify door locks on entry doors to the Leased Premises, and such right to modify or change locks shall continue so long as Tenant is in default of its payment obligations hereunder. Landlord shall not be obligated to furnish Tenant with a new key or to allow Tenant to enter the Leased Premises, or until and unless Tenant has paid all sums due and owing hereunder. Landlord may take such action as is reasonably required to cure any breach or default by Tenant hereunder and bill Tenant for any expenses incurred by Landlord in curing such breach, and Tenant shall be obligated to pay such bill immediately upon its receipt by Tenant.

(v)                                 Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Leased Premises and/or to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Landlord to terminate this Lease unless notice of such intention is given to Tenant.

(vi)          After terminating this Lease or Tenant’s right to possession of the Leased Premises, Landlord may, without notice to Tenant or any other party, remove any and all personal property located in the Leased Premises and either dispose of or store such personal property at Tenant’s expense.

(vii)         In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation, of any of the provisions of this Lease, or to a decree compelling performance of any other provisions of this lease, or to any other remedy allowed at law or in equity.

Notwithstanding any other remedy or provision set forth in this Lease: (i) this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with the notice provisions of this Lease, and no other act or omission of Landlord shall be construed as a termination of this Lease; (ii) all rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other; (iii) Tenant agrees that acceptance of full or partial payments by Landlord after notice of termination or forfeiture will not constitute a waiver of the default, termination, or forfeiture unless Landlord agrees to a waiver in writing, nor affect any legal proceedings taken or to be taken by Landlord except to reduce Tenant’s obligations to Landlord by the amount of such payment; and (iv) waiver by Landlord of any defaults or breaches by Tenant of any provisions of this Lease shall not bar Landlord thereafter from requiring prompt performance by Tenant of the obligations of this Lease, nor shall Landlord be barred thereafter from immediate exercise of any of Landlord’s rights or remedies in case of continuing or subsequent default or violation by Tenant.

Section 11.02 Landlord’s Lien

Tenant hereby grants to Landlord a security interest to secure payment of all rent and other sums of money coming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement, or condition contained herein, upon all equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Leased Premises, and all proceeds therefrom. Such property shall not be removed from the Leased Premises at any time without the consent of the Landlord until all arrearages in rent as well as any other sums of money then due to Landlord hereunder shall first have been paid and discharged, and all the covenants, agreements, and conditions hereof have been fulfilled and performed by Tenant. In addition to any other remedies provided herein, in the event of default, Landlord may enter the Leased Premises and take possession of any and all equipment, fixtures, furniture, improvements and other personal property of Tenant situated upon the Leased Premises without liability for trespass or conversion. Landlord may sell the same at a public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice as to the time and place of the sale. At such sale, Landlord or its assigns may purchase the Property unless such purchase is otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given to Tenant at the address hereafter prescribed at least fifteen (15) days prior to the time of the sale. The proceeds of any such disposition, less all expenses connected with the taking of possession and sale of the property, including a reasonable attorney’s fee, shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant and Tenant shall pay any deficiencies upon demand. Upon request by Landlord, Tenant will execute and deliver to Landlord a financing statement in a form sufficient to perfect the security interest of the Landlord in the aforementioned property and the proceeds thereof under the provision of the uniform commercial code in force in the State of Texas. The statutory lien for rent is not waived; the security interest herein granted is in addition and supplementary thereto.

Section 11.03 Mitigation of Damages

(a)           Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

(b)           Landlord and Tenant agree to the following criteria in connection with Landlord’s obligation to mitigate damages after a default by Tenant under this Lease:

(i)            Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants of the Leased Premises until and unless Landlord obtains full and complete possession of the Leased Premises, including without limitation, either Tenant’s waiver of all claims to the Lease Premises or the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant.

(ii)           Landlord will not be obligated to offer the Leased Premises to a prospective tenant when other premises suitable for that prospective tenant’s use are (or soon will be) available in the Building or in the Terrace P.U.D. by Landlord or Landlord’s affiliates, unless such prospective tenant is delivered by Tenant or Tenant’s agent. For all purposes under this Lease, affiliates of Landlord shall mean and include (i) any person or entity owning or holding (directly or indirectly) any interest in Landlord; and (ii) any entity in which Landlord or any person or entity owning or holding any interest (directly or indirectly) in Landlord, owns or holds any interest (directly or indirectly).

(iii)          Landlord will not have any obligation to lease the Leased Premises for any rental less than the current rate then prevailing for similar space in the Building (or if no similar space is available in the Building, the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building) nor shall Landlord be obligated to enter into a new lease under any terms or conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building.

(iv)          Landlord will not be obligated to enter into any lease with any prospective tenant whose presence or operations in the Building would: (i) violate any restriction, covenant or requirement contained in the lease of another tenant in the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building as a first class office building.

(v)           Landlord will not be obligated to enter into a lease with any prospective tenant which does not have, in Landlord’s sole judgment and opinion, sufficient financial resources and operating experience to operate the Leased Premises in a first class manner and meet its financial obligations.

(vi)          Landlord will not be required to expend any amount of money to alter, remodel or otherwise make the Leased Premises suitable for use by any prospective tenant.

(vii)         Landlord will have no obligation to expend any material sums of money to market the Leased Premises.

If Landlord makes the Leased Premises available for reletting under the criteria set forth hereinabove, Landlord will be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant’s default, and Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set-off or recoupment respecting the mitigation of damages by Landlord (or alleged failure by Landlord to adequately mitigate its damages), unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 11.03.

ARTICLE XII - MISCELLANEOUS PROVISIONS

Section 12.01 Rights Reserved by Landlord

Landlord reserves the following rights, which may be exercised by Landlord at any time and from time to time without notice and without liability to Tenant or Tenant Party for damage or injury to property, persons, or business. Tenant agrees that the exercise by Landlord of any of the following rights will not create or give rise to any eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim for set-off or abatement of Rent. The rights reserved by Landlord hereunder are as follows:

(a)           To change the Building’s name or street address.

(b)           To install, affix, and maintain any signs on the exterior and interior of the Building.

(c)           To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment, and to control all internal lighting that is visible from the exterior of the Building.

(d)           To designate, restrict, and control all sources within the common areas of the Building where Tenant may obtain ice, drinking water, towels, toilet supplies, catering, food and beverages, and like.

(e)           To enter upon the Leased Premises at reasonable hours to inspect, clean, or make repairs or alterations to the Leased Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems (including adjacent premises), to show the Leased Premises to prospective lenders, purchasers, and, during the last twelve (12) months of the Lease Term, to show the Leased Premises to prospective tenants at reasonable hours and, if the Leased Premises are vacant, to prepare them for re-occupancy.

(f)            To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises.

(g)           To decorate and make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and for those purposes to enter upon the Leased Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice will be required) and, during the continuance of the work, temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement or set-off of Rent or affecting any of Tenant’s obligations under this Lease, so long as the Leased Premises are reasonably accessible.

(h)           To have and retain a paramount title to the Leased Premises and the Building free and clear of any act of Tenant purporting to burden or encumber the Leased Premises or the Building.

(i)            To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided the exclusive right does not operate to exclude Tenant from the uses expressly permitted in this Lease or from operating its insurance business in the Leased Premises.

(j)            To approve the weight, size, and location of safes, heavy equipment, file cabinets, book shelves, and other heavy items in and about the Leased Premises and the Building and to require all those items and all furniture to be moved into and out of the Building and the Leased Premises only at times and in a manner reasonably specified by Landlord. Movements of Tenant’s property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant. To require permission before allowing Tenant’s property to be moved into or out of the Building.

(k)           To have access for Landlord and other tenants in the Building to any mail chutes or other depositories located on the Leased Premises according to the rules of the United States Postal Service.

(1)           To take reasonable measures as Landlord deems advisable for the security of the Building and its occupants including, without limitations the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after Building Standard Hours, subject to Tenant’s right to admittance when the Building is closed after Building Standard Hours under reasonable regulations Landlord may prescribe from time to time.

(m)          To transfer, assign or convey, in whole or in part, the Building and Landlord’s rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, then so long as the assignee assumes Landlord’s obligations hereunder in writing. Landlord shall be released from any further (but not prior) obligations under this Lease and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of “Landlord” under this Lease, from and after the date of such assignment.

Section 12.02 Taxes on Tenant’s Property

Tenant shall pay, and indemnify, defend, and hold Landlord harmless against, all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord is required to pay the taxes or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand as additional Rent that part of the taxes for which Tenant is liable under this Section 12.02.

Section 12.03 Attorneys’ Fees and Legal Expenses

If either party files litigation concerning the interpretation or enforcement of this Lease, the prevailing party is entitled to recover from the losing party the prevailing party’s reasonable attorneys’ fees, court costs, and expenses, both at the trial level and at the appellate level.

Section 12.04 Subordination

(a)            This Lease and all rights of Tenant under this Lease are subject and subordinate to:

(i)            any mortgage or deed of trust secured by a lien against the Building (a “Mortgage”), or any ground lease or master lease (a “Primary Lease”) that now or hereafter covers all or any part of the Leased Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”); and

(ii)           all increases, renewals, modifications, consolidations, replacements, and extensions of any Mortgage or Primary Lease.

Contemporaneously with the execution hereof, Tenant agrees to execute a Subordination, Attornment and Non-Disturbance Agreement, substantially in the form of Exhibit G attached hereto (“SNDA”). Tenant shall, upon demand at anytime or times, execute, acknowledge, and deliver to Landlord, or to Landlord’s mortgagee, any instruments that may be reasonably requested by Landlord or any mortgagee of Landlord’s to more effectively effect or evidence this subordination to any mortgage or deed of trust.

(b)                                  If any mortgage or deed of trust against the Building is foreclosed, Tenant shall, upon request by the purchaser at the foreclosure sale:

(i)                                    attorn to the purchaser and recognize the purchaser as “Landlord” under this Lease; and

(ii)           execute, acknowledge, and deliver to the purchaser an agreement confirming such attornment as such purchaser may reasonably request, with such purchaser recognizing the Lease and agreeing not to disturb Tenant pursuant to the terms of the Lease.

(c)            Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless the holder(s) of the indebtedness or other obligations secured by the mortgages or deeds of trust declare otherwise pursuant to the terms of the SNDA with such holder(s).

Section 12.05 Estoppel Certificates

Tenant shall, from time to time within ten (10) days after receipt of a request for same, execute, acknowledge, and deliver to Landlord an Estoppel Certificate in substantially the form attached as Exhibit F.

Section 12.06 Financial Statements

Tenant will, from time to time, within twenty (20) days after receipt of a request for same, but not more than twice in any one twelve (12) month period, furnish to Landlord Tenant’s most recent financial statements including, without limitation, the latest audited statements of Tenant plus its most recent balance sheets reflecting the current assets and liabilities of Tenant as of the date of such statements. Landlord will be authorized to deliver such financial statements to any existing or proposed partner, investor, lender or purchaser, or any agent or employee of any such parties. Landlord will use its best efforts to obtain a confidentiality agreement in form and substance satisfactory to Tenant prior to releasing such information to any third party.

Section 12.07 Notices

All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective:

(a)            on the same business day sent, if sent by telecopier prior to 5:00 P.M., Austin, Texas time and the sending telecopier generates a written confirmation of sending;

(b)           the next business day after delivery on a business day to a nationally-recognized-overnight-courier service for prepaid overnight delivery;

(c)            if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, three (3) days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

(d)           upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized-overnight-courier service, or mail; in each instance addressed to Landlord or Tenant, as the case may be, at the address or the addresses (if more than one) specified for such party in the Basic Lease Provisions, or to any other address or addresses either party may designate by ten (10) days’ prior notice to the other party.

Section 12.08 Business Purpose

Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

Section 12.09 Severability

Each of the terms of this Lease is, and must be construed to be, separate and independent. If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.

Section 12.10 No Merger

The fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Leased Premises or any interest in the fee estate does not cause a merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises.

Section 12.11 Force Majeure

When this Lease prescribes a period of time for action to be taken by Landlord or Tenant, other than the payment of Rent, Landlord or Tenant shall not be liable or responsible for, and there is excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of Landlord or Tenant.

Section 12.12 Gender

Words of any gender used in this Lease include any other gender and words in the singular number include the plural, unless the context otherwise requires.

Section 12.13 Joint and Several Liability/Personal Liability

If there is more than one Tenant, the obligations imposed upon Tenant under this Lease are joint and several. If Tenant is a general or limited partnership, each general partner of Tenant is jointly and severally liable for the obligations imposed upon Tenant under the Lease.

Section 12.14 No Representations

Landlord or Landlord’s agents made no representations or promises with respect to the Leased Premises or the Building except as expressly set forth in this Lease. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

Section 12.15 Entire Agreement; Amendments

This Lease is the entire agreement between the parties and supersedes all negotiations, considerations, representations, and understandings between Landlord and Tenant prior to the date hereof No act or omission of any employee or agent of Landlord or of Landlord’s Broker may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed for that purpose by Landlord and Tenant.

Section 12.16 Section Headings

The section headings in this Lease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Lease.

Section 12.17 Binding Effect

All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant.

Section 12.18 Counterparts

This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

Section 12.19 Rental Tax

Tenant shall pay as Rent all licenses, charges, and other fees of every kind and nature as and when they become due to the appropriate governmental entity arising out of or in connection with Tenant’s use and occupancy of the Leased Premises and the Building, including but not limited to license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord.

Section 12.20 No Personal Liability of Landlord

If Landlord shall fail to perform any covenant, term or condition of this Lease and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building and in the rents or other income from the Building receivable by Landlord, and Landlord’s affiliate companies nor their respective owners, partners, venturers, shareholders, directors or officers shall have any personal, corporate or other liability hereunder. Tenant covenants and agrees not to bring suit against: (i) the owners, limited partners, venturers, shareholders, directors or officers of Landlord and/or affiliate of Landlord; or (ii) any affiliate of Landlord.

Section 12.21 Authority to Sign Lease

If Tenant is a corporation or a partnership (general or limited), each person(s) signing this Lease as an officer or partner of Tenant represents to Landlord that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case maybe, and that this Lease is fully binding on Tenant. Landlord reserves the right to request evidence of the approval of this Lease and authorization of Tenant’s signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and its counsel.

Section 12.22 Execution and Approval of Lease

Employees and agents of Landlord and Tenant and of Landlord’s or Tenant’s Broker have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation is not an offer to lease, agreement to reserve, or option to lease the Leased Premises. This Lease is effective and binding on Landlord and Tenant only upon the execution and delivery of this Lease by Landlord and Tenant.

Section 12.23 Confidentiality

Tenant must keep the terms and contents of this Lease strictly confidential and may only disclose the terms and contents hereof to Tenant’s employees, accountants, attorneys or representatives who have a legitimate need to know the terms and contents of this Lease or as may be required by applicable law, regulation or court order.

ARTICLE XIII - ADDITIONAL AGREEMENTS

Section 13.01 Parking

(a)                                   During the initial Lease Term and any renewals of the Lease, Landlord shall provide to Tenant, at no expense, four (4) spaces for each 1,000 square feet of rentable area included with the Leased Premises, two (2) of which shall be reserved parking spaces in the location shown on Exhibit B-1. All of such parking spaces will be in the parking garage (the “Garage”) for the Building and Landlord will issue to Tenant one parking permit for each parking space. Prior to issuance of the parking permits, Tenant must deliver to Landlord a list of the automobile license numbers of Tenant’s employees who will be using the permit. If any permit is lost, damaged or not returned to Landlord on request, payment of a reasonable replacement fee must be delivered to Landlord before a replacement permit is issued to Tenant. Tenant shall not have the right to lease or otherwise use more parking spaces than the number set forth in the Basic Lease Provisions.

(b)                                  All Tenant Parties must comply with all traffic, security, safety, and other rules and regulations promulgated from time to time with respect to the Garage.

(c)                                   Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured against entry. Except as caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Garage and the spaces shall be at the sole risk of Tenant and its employees.

(d)                                  Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Garage, the spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and use reasonable efforts to cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(e)                                   Tenant shall not store or permit its employees to store any automobiles in the Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property.

(f)                                     Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage.

 (g)                               Tenant shall not assign or sublease any of the spaces without the consent of Landlord.

(h)                                  For each parking space covered under this Agreement, Tenant will have one (1) parking permit which may be evidenced and controlled by a parking sticker or other mechanism, device or system specified by Landlord from time to time. With respect to such permits, Tenant covenants and agrees as follows:

(i)                                    Only one (1) vehicle per permit shall have access to the Garage.

(ii)           Tenant shall at all times maintain with Landlord a list of permits held by Tenant, which list shall be in form, scope, and substance reasonably satisfactory to Landlord, and shall identify each individual to whom a permit has been issued, the vehicle used by such individual, and the license plate number of such vehicle.

(iii)          Tenant shall immediately report to Landlord any lost permit, and Tenant shall pay Landlord’s then current charge for replacement permits. Tenant shall be charged for each permit which is not surrendered to Landlord at the time such surrender is required hereunder.

(iv)          Tenant shall be responsible for any damage to the Garage caused by any person using a permit which has been issued to Tenant.

(v)                                In the event of unauthorized or improper use of a permit, as determined by Landlord in reasonable sole judgment, Landlord may withdraw the permit and terminate Tenant’s right to use the permit if the unauthorized or improper use is not remedied by Tenant within five (5) days of its receipt of Landlord’s written notice alleging such misuse, all without terminating or otherwise affecting Tenant’s responsibilities, obligations, and liabilities under this Lease. Notwithstanding the foregoing, however, if such unauthorized or improper use of a permit is made by an employee of Tenant without Tenant’s knowledge, consent, or approval, then such employee may be barred by Landlord from using the permit and any parking spaces in the Garage, and Landlord may permit Tenant to reissue the permit to another employee of Tenant subject to the provisions of this parking agreement.

(vi)          Each permit shall at all times remain the property of Landlord, and Tenant shall surrender all permits to Landlord immediately upon termination of this Lease.

(vii)         Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs, and expenses (including, but not limited to, attorneys’ fees and court costs) arising or alleged to arise out of the use of any parking permit issued hereunder. If any of the parking spaces covered by the permits provided to Tenant hereunder become unavailable for use by Tenant at any time or from time to time during the Lease Term, whether due to casualty or any other cause, the charges hereunder with respect to the applicable permits shall abate until such spaces again become available for use by Tenant, but otherwise this Lease shall continue in full force and effect.

Section 13.02 Right of Relocation

During the term of this Lease, Tenant grants Landlord the right to relocate Tenant upon not less than six (6) months prior written notice to another lease space of comparable size located in the Terrace P.U.D., upon the same terms contained in this Lease. If Landlord exercises the right of relocation granted herein, Landlord shall reimburse Tenant for all reasonable costs associated with Tenant’s move (including, without limitation, data cabling and changes of stationery) to the replacement lease space provided by Landlord. Said moving cost shall be direct-billed to Landlord and after Tenant has completed its move, Tenant shall promptly submit third-party invoices to Landlord for any moving expenses Tenant incurs as they are received Landlord shall pay each invoice as the same becomes due, according to its terms.

ARTICLE XIV - EXHIBITS AND ATTACHMENTS

The following exhibits are attached to and made a part of this Lease: Exhibit A [Land], Exhibit B [Leased Premises], Exhibit B-1 [Reserved Parking], Exhibit C [Building Core and Shell], Exhibit D [Building Rules and Regulations], Exhibit E [Insurance Requirements], Exhibit F [Estoppel Certificate], and Exhibit G [Subordination, Attornment and Non-Disturbance Agreement]. The Tenant’s Work Letter is also attached.

This Lease is executed in multiple originals as of the Effective Date.

LANDLORD:	DESTA FIVE PARTNERSHIP, LTD.,
a Texas limited partnership

	By:	DESTA FIVE DEVELOPMENT CORP.,
a Texas corporation, its general partner

		By:	/s/L Paul Latham
L. Paul Latham, President

TENANT:	MATINEE MEDIA CORP.,
a Texas corporation

	By:		/s/Robert Walker
	Name:		Robert Walker
	Title:		President

EXHIBITS AND ATTACHMENTS:

Exhibit A:	Land
Exhibit B:	Leased Premises
Exhibit B-1:	Reserved Parking
Exhibit C:	Building Core and Shell
Exhibit D:	Building Rules and Regulations
Exhibit E:	Insurance Requirements
Exhibit F:	Estoppel Certificate
Exhibit G:	Subordination, Attornment and Non-Disturbance Agreement
Tenant’s Work Letter

EXHIBIT A

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

LAND DESCRIPTION

Lot 1, Block “E”, THE TERRACE, SECTION SIX, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000362 of the Official Public Records of Travis County, Texas; TOGETHER WITH a non-exclusive easement for vehicular and pedestrian traffic, created in that certain Declaration of Easements and Restrictions dated December 4, 2000, recorded in Document No. 2000193470 of the Official Public Records of Travis County, Texas, and being over and across a 0.3 109 acre parcel of land, more or less, as described in Exhibit “A-2” therein, the same being a portion of Lot 3, Block “B”, THE TERRACE, SECTION SEVEN, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100072 of the Official Public Records of Travis County, Texas.

EXHIBIT B

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

FLOOR PLANS

EXHIBIT B-1

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

RESERVED PARKING

EXHIBIT C

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

BUILDING CORE AND SHELL

Landlord shall furnish to the Premises at its expense and have in place and ready for Tenant’s use:

•                                           Electrical power shall be provided 208/120 volt and at 480/277 volt power panels connected to a vertical bus duct system. Note: Landlord reserves the right to separately meter the Tenant’s Leased Premises.

•                                           Ceiling grid (2x2) and ceiling tile stacked in the Leased Premises.

•                                           All HVAC shell duct work, and vav boxes at a ratio of 1/1000 per usable square foot with 3.5 tons per VAV and pre-programmed controls shall be installed.

•                                           Separate electrical telephone rooms on each floor. Tenant’s communications equipment shall be installed in the Leased Premises.

•                                           Potable water and sanitary sewer connections at designated points.

•                                           All “core” functions including, but not limited to, restrooms, drinking fountains, HVAC mechanical room(s), telephone and electrical rooms, ground floor elevator lobby, exit signs at corridors, fire stairwells and all fire and life safety equipment, etc.

•                                           Sprinklers: temporary protection consisting of mains, laterals and up rights, installed according to building code and on a ratio of one head per 225 usable square feet.

•                                           3 lamp electronic ballast energy efficient parabolic light features stacked on each lease space floor (approximately 100 square feet/fixture allocation).

•                                           Mini-blinds installed - in plastic bags.

•                                           Perimeter interior walls - drywall (not painted).

•                                           Ability to install additional HVAC via a split system on the roof of the Building or in a mutually agreeable location outside the Building.

EXHIBIT D

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

BUILDING RULES AND REGULATIONS

1.             No birds, animals, reptiles or any other creatures (other than seeing eye dogs) may be brought into or about the Building.

2.             Nothing may be swept or thrown into the corridors, halls, elevator shafts, stairways or other Common Areas.

3.             Tenant may not make or permit any improper noises in the Building, create a nuisance or do or permit anything which, in Landlord’s sole judgment, interferes in any way with or annoys other tenants or persons having business with them.

4.             No equipment of any kind may be operated on the Leased Premises that could create noise that would in any way annoy any other tenant in the Building.

5.             Tenant shall cooperate with Building employees in keeping the Leased Premises neat and clean.

6.             Corridor doors, when not in use, must be kept closed.

7.             No bicycles or similar vehicles are allowed in the Building.

8.             Tenant shall refer all third party contractors, contractor’s representatives, and installation technicians rendering any service on or to the Leased Premises for Tenant to Landlord for Landlord’s approval, such approval not to be unreasonably withheld, and supervision for performance of any contractual service. This provision applies to all work performed by third parties in the Building, including installation of telephones, telephone equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment, or any other physical portion of the Building.

9.             No bolts or screws maybe driven into or inserted in any part of the Building except by Building maintenance personnel.

10.           Sidewalks, doorways, vestibules, halls, stairways and similar areas may not be obstructed by Tenant or used for any purpose other than ingress and egress to and from the Leased Premises, or for going from one part of the Building to another part of the Building. No furniture may be placed in front of the Building or in any lobby or corridor without prior consent of Landlord.

11.           Any Tenant who desires to enter the Building after Building Standard Hours, may be required to sign in at the Building security station, if applicable, upon entry and sign out upon leaving, giving the location during their stay and their time of arrival and departure.

12.           All deliveries must be made via the service entrance and service elevator during Building Standard Hours or at other times as Landlord may determine. Prior approval must be obtained from the Landlord for all deliveries (other than meals and office supplies) that are received after Building Standard Hours.

13.           Landlord or its agents or employees may enter the Leased Premises to examine the same or to make repairs, alterations, or additions as Landlord deems necessary for the safety, preservation, or improvement of the Building.

14.           Landlord may require Tenant and any Tenant Party to evacuate the Building in the event of an emergency or catastrophe.

15.           Tenant may not do anything, or permit anything to be done, in or about the Building, or bring or keep anything in the Building that in any way increases the possibility of fire or other casualty, or do anything in conflict with the valid laws, rules, or regulations of any governmental authority.

16.           Tenant shall notify the Building manager when safes or other equipment are to be taken into or out of the Building. Moving of those items must be done under the supervision of the Building manager, after receiving approval from Landlord.

17.           Landlord may prescribe the weight and position of safes and other heavy equipment that may over-stress any portion of the floor. All damage done to the Building by the improper placing of heavy items that over-stress the floor will be repaired at the sole expense of the Tenant.

18.           No food may be distributed from Tenant’s office to persons other than Tenant’s employees or invitees without the prior approval of the Building manager.

19.           No additional locks may be placed on any doors without the prior consent of Landlord. All necessary keys must be furnished by Landlord and must be surrendered to Landlord upon termination of this Lease. Tenant shall then give Landlord the combination for all locks on the doors and vaults.

20.           All Tenant Parties shall comply with parking rules and regulations as may be posted and distributed from time to time.

21.           Plumbing and appliances may be used only for the purposes for which constructed. No sweeping, rubbish, rags, or other unsuitable material may be thrown or placed therein. Any stoppage or damage resulting to any fixtures or appliances from misuse by any Tenant or Tenant Party is payable by Tenant.

22.           No signs, posters, advertisements, or notices may be painted or affixed on any windows, doors, or other parts of the Building, except in colors, sizes, and styles, and in places, approved in advance by Landlord. Landlord has no obligation or duty to give this approval. Building standard suite identification signs will be prepared by a sign writer approved by Landlord. The cost of the Building standard signs is payable by Tenant. Landlord may remove all unapproved signs without notice to Tenant, at the expense of Tenant. Directories will be placed by Landlord, at Landlord’s expense, in conspicuous places in the Building. No other directories are permitted.

23.           No portion of the Building may be used as lodging rooms or for any immoral or unlawful purposes.

24.           Tenant may not operate, or allow the operation of any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including but not limited to pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior consent of Landlord.

25.          Tenant must obtain Landlord’s prior written approval, which is at Landlord’s sole discretion, for installation of any solar screen material, window shades, blinds, drapes, awnings, window ventilators, or other similar equipment and any window treatment of any kind whatsoever. Landlord may control all internal lighting that is visible from the exterior of the Building and may change any unapproved lighting without notice to Tenant, at Tenant’s expense.

26.           Landlord may, pursuant to the terms of this Lease, rescind any of these Rules and Regulations and make other future Rules and Regulations as in the judgment of Landlord are from time to time needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees. Those rules, when made and notice thereof given to a Tenant, are binding upon the Tenant in the same manner as the original rules.

27.           Tenant shall at all times keep a chair pad under every chair that has rollers and is located in a carpeted office area.

28.           No smoking of cigars, cigarettes or other tobacco or non-tobacco products shall be allowed in the Building.

EXHIBIT E

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

INSURANCE REQUIREMENTS

All contractors, subcontractors, suppliers, service providers, moving companies and others performing work of any type for Tenant in the Building shall:

•                             carry the insurance listed below with companies acceptable to Landlord; and

•                             furnish Certificates of Insurance to Landlord evidencing required coverages at least ten (10) days prior to the expiration dates of certificates previously furnished.

Certificates of Insurance must provide for thirty (30) days’ prior written notice of cancellation or material change to Landlord, do ClayDesta, L.P., Six Desta Drive, Suite 2750, Midland, Texas 79705, Attention: Senior Property Manager.

1.                                        Commercial General Liability: This insurance policy must:

a.                                       Be written on a standard liability policy form (sometimes known as commercial general liability insurance) but without exclusionary endorsements that may delete coverage for products/completed operation, personal and advertising injury, blanket contractual, fire legal liability or medical payments.

b.                                      Be endorsed to provide that:

•                                          aggregate limits, if any, apply separately to each of the injured’s jobs or projects away from premises owned by or rented to the insured;

•                                           the insurance is primary and non-contributory to any insurance provided by Landlord; and

•                                           include the following minimum limits:

$1,000,000	General Aggregate
$1,000,000	Products - Completed Operations Aggregate
$500,000	Personal & Advertising Injury
$500,000	Each Occurrence

$50,000	Fire Damage (Any one fire)
$5,000	Medical Expense (Any one person)

2.                                        Automobile Liability: Automobile liability insurance for claims of ownership, maintenance or use of owned, non-owned and hired motor vehicles at, upon or away from the Building with the following minimum limits:

$ 500,000 Combined Single Limit Bodily Injury and Property Damage per Occurrence

3.                                        General Requirements: All policies must be:

•                                           written on an occurrence basis and not on a claims-made basis;

•                                           endorsed to name as additional insured Landlord, Manager and their respective officers, directors, employees, agents, partners and assigns;

•                                           primary and non-contributing with, and not in excess of, any other insurance available to Tenant, Landlord and Manager (or any other entity named as an additional insured); and

•                                           written by an insurer authorized to do business in the State of Texas for the type of insurance provided in the policy.

EXHIBIT F

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

ESTOPPEL CERTIFICATE

                                            ,

RE:          Office Lease dated                                         ,           ,  between Desta Five Partnership, Ltd. (“Landlord”) and                                                    (“Tenant”), a                                                                        (as amended, the “Lease”), covering square feet of space on floors                         (the “Leased Premises”) in the                                ,                                                  , Austin, Texas (the “Building”).

Dear                                   :

Tenant understands that either (1) you are purchasing the Building from Landlord and are relying on this Estoppel Certificate in making your purchase or (2) you are making a loan to Landlord that will be secured by the Building and you are relying on this Estoppel Certificate in making your loan.

For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Tenant ratifies the Lease and certifies and agrees as follows:

1.             Tenant is occupying and conducting business in the Leased Premises.

2.             The Base Rent under the Lease is $                                                                        per month payable in advance on the first day of each calendar month. Base Rent is paid through                 .

3.             The Lease is in full force and effect and Tenant has not assigned or subleased any portion of its interest in the Lease except as specified on Schedule A attached to this Estoppel Certificate.

4.             A true and correct copy of the Lease and all amendments thereto is attached as Schedule B to this Estoppel Certificate.

5.             The Lease is the entire agreement between Landlord and Tenant concerning the Leased Premises.

6.             The Lease Term expires on                                     ,                          .

7.             Each of the obligations of Landlord to be performed to date under the Lease has been performed except as specified on Schedule A. Without limitation on the foregoing, Tenant agrees and represents that to Tenant’s actual knowledge, Landlord has satisfied all of its obligations, if any, regarding the installation of leasehold improvements except as specified on Schedule B.

8.             To Tenant’s actual knowledge, no Event of Default by Tenant or default by Landlord has occurred under the Lease and is continuing and no act or omission has occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Tenant except as specified on Schedule A.

9.             At this time, Tenant is riot entitled to any abatements, set-offs, or deductions from Rent under the Lease except as specified in the Lease or Schedule A.

10.           No Rent has been paid more than one month in advance.

11.           The Security Deposit is $                                    .

12.           Tenant agrees that upon the acquisition of the Building by any purchaser of the Building (“Purchaser”) or by any lender foreclosing any lien against the Building (“Lender”), Tenant will attorn and does attorn and agrees to recognize and does recognize such Purchaser or Lender as landlord on the condition that such Purchaser or Lender agrees to recognize the Lease subject to the rights and remedies thereunder of Landlord in the event of a default by Tenant; provided however, that such Purchaser or Lender shall have no liability or responsibility to Tenant, whether arising out of the Lease, by operation of law, or otherwise, for any cause of action or matter known to Tenant on the date hereof which is not disclosed herein.

13.           Tenant agrees to execute such documents as any Purchaser or Lender reasonably requests for the purpose of subordinating the Lease to any mortgage or deed of trust to be placed upon the Building from time to time, provided that such subordination is subject to Tenant’s continued quiet enjoyment of the Leased Premises for so long as Tenant is not in default under the Lease.

14.           Tenant certifies that there are no unpaid bills relating to any materials furnished or labor performed in connection with the construction of any improvements to the Leased Premises by, through or under Tenant, and no liens have been filed against the Leased Premises or the Building in connection with the construction of any improvements to the Leased Premises or the Building by, through or under Tenant.

15.           This Tenant Estoppel Agreement is made and given with the understanding that any Purchaser or Lender may rely on it in purchasing the Building or in making a loan which is secured by a lien against the Building, and that the certifications and representations made herein shall survive such acquisition or loan.

Defined terms in the Lease have the same meanings in this Estoppel Certificate.

, a

By:
Name:
Title:

SCHEDULE A

1.                                        List any assignments or subleases or state NONE:

2.                                        List any Events of Default by Tenant or defaults by Landlord that have occurred and are continuing or any acts or omissions that have occurred that with the giving of notice of passage of time or both would constitute an Event of Default by Tenant or state NONE:

3.                                        List any abatements, set-offs or deductions from Rent to which Tenant is entitled at this time or state NONE:

SCHEDULE B

COVER PAGE FOR COPIES OF LEASE AND AMENDMENTS

EXHIBIT G

to Lease by and between

Desta Five Partnership, Ltd.

and

Matinee Media Corp.

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATFORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made and entered into as of the               day of                     , by and among FACILITY INSURANCE CORPORATION, (hereinafter referred to as “Tenant”), Desta Five Partnership, Ltd. a limited liability company (“Landlord”), and                                           ,  a national banking association (“Mortgagee”);

WHEREAS, Mortgagee is the owner of a certain promissory note (herein, as the same may have been or may be from time to time renewed, extended, amended or supplemented, called the “Note”), dated                                                      and executed by Landlord payable to the order of Mortgagee, in the original principal amount of                        , bearing interest and payable as therein provided, secured by, among other things, a Deed of Trust, Assignment, Security Agreement and Financing Statement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”) recorded in the real property records of Travis County, Texas in Volume           Page           covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements thereon (such Land and improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease (the “Lease”) from Landlord, dated                 , 200      , pertaining to certain office space (the “Premises”) on the Land; and

WHEREAS, the term “Landlord” as used herein means Landlord as the transferee, successor and/or assignee under the Lease or, if Landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question, but not Mortgagee or any Purchaser;

THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual covenants and agreements herein contained, Tenant, Landlord, and Mortgagee hereby agree as follows:

1.                                       Subordination. Tenant hereby agrees and covenants that the Lease, all of Tenant’s rights thereunder, Tenant’s leasehold estate created thereby, including all purchase rights, if any, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease hereafter executed by Tenant covering any part of the Property, are and shall be completely and unconditionally subject, subordinate and inferior to (a) the lien of the Mortgage, including any and all increases, amendments, renewals, modifications, substitutions, consolidations and extensions thereof, and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those, referred to in the preceding sentence, securing indebtedness to Mortgagee. Without limitation of any other provision hereof, Mortgagee may at its option and without joinder or further consent of Tenant, Landlord, or anyone else, at any time after the date hereof subordinate the lien of the Mortgage (or any other lien or security interest held by Mortgagee which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination; and in the event of any such election by Mortgagee to subordinate, Tenant will execute any documents reasonably required to evidence such subordination; provided however, notwithstanding that the Lease may, by unilateral subordination by Mortgagee, hereafter be made superior to the lien of the Mortgage, the provisions of the Mortgage relative to the rights of Mortgagee with respect to proceeds arising from insurance payable by reason of damage to or destruction of the Premises shall be prior and superior to and shall control over any contrary provisions in the Lease.

2.                                       Non-Disturbance. Mortgagee hereby agrees that so long as the Lease is in full force and effect and no Event of Default by Tenant has occurred in the payment of rent, percentage rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default), (a) Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including any foreclosure, and (b) Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3.                                       Attornment.

(a)                                Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, and their successors and assigns being herein called “Purchaser”), Tenant shall attorn to Purchaser as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and Purchaser upon all of the terms, covenants, conditions and agreements set forth in the Lease and Purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Purchaser had not succeeded to the interest of Landlord; provided, however, that in no event shall the Purchaser be: (a) liable for any act or omission of any previous landlord (including Landlord); (I,) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord); (c) bound by any payment of rent or additional rent made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance; (d) bound by any amendment or modification of the Lease hereafter made without the written consent of Mortgagee; or (e) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to Purchaser.

(b)          The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage any instrument or certificate which, in the reasonable judgment of Landlord or of such holder(s), may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the Lease for the then unexpired term of the Lease.

4.                                     Estoppel Certificate. Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage and Security Documents, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications of the Lease, (v) that no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, and (vi) such other matters as may be reasonably requested.

5.                                     Acknowledgment and Agreement by Tenant. Tenant hereby acknowledges and agrees as follows:

(a)                                Tenant acknowledges and recognizes the Mortgage and the agreements evidencing and securing the loan evidenced by the Note.

(b)                               Tenant acknowledges that it is aware that Landlord’s interest in the Lease has been assigned to Mortgagee in connection with the financing of the Property and that Mortgagee will rely upon this instrument in connection with such financing.

(c)                                Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds maybe used by Landlord for purposes other than improvement of the Property.

(d)                               From and after the date hereof, in the event of any default by Landlord under the Lease or any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such default, act or omission to the Mortgagee; and (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following receipt of such notice by Mortgagee, which time periods may run concurrently.

(e)                                Tenant has notice that the rent and all other sums due under the Lease have been assigned to Mortgagee as additional security. Tenant shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due dates therefore. In the event that Mortgagee notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee or as otherwise required pursuant to such notice. Landlord hereby authorizes Tenant to make such payments to Mortgagee and hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement.

(f)                                  Tenant shall send a copy of any notice or statement regarding Landlord’s default under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord, by registered or certified mail, postage prepaid, at the address of Mortgagee set forth in this Agreement or such other address as Mortgagee may designate in writing to Tenant.

(g)                               Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee.

(h)                               This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement, and Tenant waives any requirement to the contrary in the Lease.

(i)                                   Mortgagee and any Purchaser shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof provided the foregoing shall not constitute a waiver of Tenant’s rights, if any, under the Lease with respect to such matters.

(j)                                     Mortgagee and any Purchaser shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, express or implied, made to Tenant by Landlord, any agent or employee of Landlord, or any other party, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession provided the foregoing shall not constitute a waiver of Tenant’s rights, if any, under the Lease with respect to such matters.

(k)                                  In the event that Mortgagee or a Purchaser shall acquire title to the Premises or the Property through foreclosure, deed in lieu of foreclosure, or otherwise, Mortgagee or such Purchaser, shall have no obligation, nor incur liability, beyond Mortgagee’s or Purchaser’s then equity interest, if any, in the Property or the Premises, and Tenant shall look solely to such equity interest of Mortgagee or Purchaser, if any, for the payment and discharge of any obligations imposed upon Mortgagee or Purchaser hereunder or under the Lease or for recovery of any judgment from Mortgagee, or Purchaser, and in no event shall Mortgagee, or Purchaser, ever be personally liable for such judgment.

(l)                                     Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant in the payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.

(m)                               Landlord has not agreed to any abatement of rental or period of “free rent” for the Premises unless same is specifically provided in the Lease, and Tenant agrees that in the event Mortgagee, or any Purchaser, becomes the owner of the Property, no agreement for abatement of rent not specifically provided in the Lease will be binding on Mortgagee or Purchaser.

(n)                                 Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state or local law on the Leased Premises except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first-class offices), which substances are being held, stored, and used in strict compliance with federal, state, and local laws.

6.                                     Acknowledgment and Agreement by Landlord. Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b)the provisions of the Mortgage, Note, and Security Documents remain in full force and effect and must be complied with by Landlord; and (c) in the event of a default under the Mortgage, Note, or Security Documents Tenant may pay all rent and all other sums due under the Lease to Mortgagee as provided in the Mortgage, Note, and Security Documents or any separate assignment. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7.                                     Lease Status. Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Leased Premises and that all of the agreements and provisions therein contained are in full force and effect. Tenant hereby agrees that it will not amend, alter, terminate, or waive any provision of, or consent to the amendment, alteration, termination or waiver of any provision of the Lease without the prior written consent of Mortgagee, and that no termination of the Lease, whether pursuant to the terms of the Lease or otherwise, will be effective without the prior written consent of Mortgagee.

8.                                     Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex, or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.                                     Miscellaneous.

(a)                                This Agreement supersedes any inconsistent provision of the Lease.

(b)                               Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Mortgage.

(c)                                This Agreement shall inure to the benefit and shall be binding upon Mortgagee, Landlord, Tenant, and their respective successors and permitted assigns, and any Purchaser, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d)                                 If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

(e)                                  This Agreement and its validity, enforcement and interpretation, shall be governed by the laws of the State of Texas and applicable United States federal law except only to the extent, if any, that the laws of the state in which the Property is located necessarily control.

(f)                                    The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(g)                                 This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MORTGAGEE:	TENANT:

Matinee Media Corp.

By:	By:
Name:	Name:
Title:	Title:

LANDLORD:

DESTA FIVE PARTNERSHIP, LTD.,

A Texas limited partnership

By:	Desta Five Development Corp.,
its general partner

By:
Name:
Title:

Address of Mortgagee:

Attention:
Address of Tenant:

Address of Landlord:

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                         , by                              of                                            a national banking association, on behalf of said association.

[SEAL]

Notary Public, State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on                                                         , by

                    ,                                          of                                               , a                                 , on behalf of said                               .

 [SEAL]

Notary Public, State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                         , by                                             , as                                                      of                                           , a                                                       , general partner of                               , a                                 , on behalf of said                                         .

[SEAL]

Notary Public, State of Texas

EXHIBIT A

Legal description of the Land

TENANT’S WORK LETTER

This Tenant’s Work Letter is attached to and made a part of and is entered into of even date with that certain Lease Agreement (“the Lease”) by and between DESTA FIVE PARTNERSHIP, LTD. (“Landlord”) and MATINEE MEDIA CORP. (“Tenant”). All terms defined in the Lease and delineated herein by initial capital letters have the same meanings herein as are ascribed to such terms in the Lease, except to the extent that the meaning of any such term is specifically modified by the provisions hereof.

In consideration of the mutual covenants herein contained, Landlord and Tenant mutually agree as follows:

1.                                       RKP Architects (“Architect”) has been requested to prepare and submit to Landlord and Tenant a space plan depicting Tenant’s proposed improvements to the Leased Premises (herein referred to as the “Space Plan”).

2.                                       After Landlord and Tenant have approved the Space Plan, Architect will utilize the Space Plan to prepare design development drawings which shall include, but not be limited to electrical and lighting requirements (the “Design Development Drawings”). The Design Development Drawings shall be submitted for approval by Landlord on or before September 15, 2004. Architect will utilize the Design Development Drawings to prepare the following architectural and mechanical drawings and specifications: a.) complete finished and detailed architectural drawings and specifications for Tenant’s partition layout, built-ins, reflected ceiling, telephone and electrical outlets, and finish schedule for improvements to the Leased Premises; and, b.) complete mechanical drawings and specifications necessary for installation of air conditioning and heating systems and ductwork, and electrical facilities for the Leased Premises (together the “Working Drawings”). Architect will provide the Working Drawings for approval by Landlord on or before October 7, 2004 in order for Landlord to have Working Drawings available for bidding by not less than three (3) contractors on October 7, 2004.

3.             All construction will be performed by a contractor retained by Landlord after consultation with Tenant. Landlord will provide Tenant a construction allowance (the “Allowance”) to: (a) pay for the cost of preparing space plans, architectural and engineering drawings and specifications and related services, mechanical drawings and specifications and permitting fees including the fee owed to the above-described Architect; and (b) to pay for the actual cost and charges for material and labor, each contractor’s profit and each contractor’s general overhead incurred by Landlord in constructing leasehold improvements (including, without limitation, building standard and nonstandard improvements, signage and cabling) in and about the Leased Premises in accordance with the Working Drawings, including, without limitation, sales and use taxes; and (c) a fee of five percent (5%) for Landlord’s construction management services; and (d) the cost to prepare the Working Drawings; and (e) reimburse Tenant for any other sums owed by Tenant for professional services in connection with the Lease or improvements described herein. The Allowance shall be an amount calculated by multiplying the Rentable Area of the Leased Premises as defined in the Section 1.01 by Thirty-five and no/100 Dollars ($35.00) per square foot. For purposes of this Tenant’s Work Letter “Work” shall mean all leasehold improvements to be constructed by Landlord on the Leased Premises pursuant to this Work Letter.

4.                                       There will be no rebate to Tenant because of Tenant’s desire to utilize less than the total amount of the Allowance to finish the Leased Premises; provided, however, if the cost of finishing the improvements to the Leased Premises in accordance with the Working Drawings is less than the amount of the Allowance, Tenant may utilize such sums to install additional improvements in the Leased Premises. If Tenant desires to change or substitute improvements to the Leased Premises from those in the Working Drawings, credits, if any, for the omitted or added items must be agreed upon in writing by Landlord (which agreement shall not be unreasonably withheld or delayed) before the Work is commenced.

5.                                      Tenant may make changes in the Working Drawings provided if changes are made: (a) Tenant will be responsible for the consequences of any delay resulting from such changes including the obligation to accept the Leased Premises after October 7, 2004 if such changes are responsible for the Commencement Date being after October 7, 2004; and, (b) all changes must be accomplished through written change orders which are submitted to Landlord and approved in writing by Landlord not to be unreasonably withheld or delayed. All Change Orders estimated by the General Contractor and Sub-Contractors shall be quoted at a total ten (10%) markup up overhead and profit.

6.                                       Landlord shall construct the leasehold improvements for the Leased Premises in accordance with the Working Drawings. The cost of completing the improvements which shall include space planning, data cabling, and telecommunications costs) to the Leased Premises in accordance with the Working Drawings will be paid by Landlord out of the Allowance; provided, however, that if the cost of completing the improvements to the Leased Premises in accordance with the Working Drawings exceeds the Allowance, then Tenant will pay the full amount of such excess (the “Allowance Excess”). Within ten (10) days of the date the contract is awarded for construction of the tenant improvements, Tenant shall pay to Landlord the Allowance Excess based upon the amounts of the construction contracts and estimates of all other costs.

7.                                       The construction of the leasehold improvements for the Leased Premises by Landlord pursuant to this Work Letter shall be done in a good and workmanlike manner, employing new materials, in accordance and in conformance in all details with the Working Drawings. Landlord agrees to proceed with due diligence to construct and complete the leasehold improvements for the Leased Premises as soon hereafter as reasonably possible. Tenant’s obligation for the payment of Rent under the Lease shall not commence until the later of(i) November 15, 2004, or (ii) the leasehold improvements are Substantially Completed. “Substantially Completed” or “Substantial Completion” means completion of the construction of the leasehold improvements for the Leased Premises in accordance with the Working Drawings, except for minor cosmetic defects to be promptly corrected by Landlord and the issuance of a final certificate of occupancy by the City of Austin for the Leased Premises. Upon Substantial Completion, Landlord and Tenant shall make a punch list of items of the work for the leasehold improvements to be corrected or repaired. Landlord shall cause all such punch list items to be corrected or repaired within thirty (30) days of the date of Substantial Completion of the leasehold improvements for the Leased Premises. Landlord warrants that the construction of the leasehold improvements for the Leased Premises pursuant to this Work Letter shall be free from defects in materials and workmanship for a period of one year following the Commencement Date of the Lease. In the event any such defects appear or arise within such one year period, Landlord shall promptly cause the same to be repaired or replaced.

If Landlord shall be delayed in causing the leasehold improvements to be Substantially Completed by November 15, 2004, by reason of any of the following, each of which are considered to be “Tenant Delay” as that term is used herein.

(a)                                  Tenant’s specification of non-building standard materials, finishes or installations which because of lead times or other ordering limitations can not be incorporated into the completed Leased Premises by November 15, 2004; or

(b)                                 Tenant’s request for changes subsequent to October 7, 2004, to the materials, finishes or installations specified in the Working Drawings; or

(c)                                  The non-performance of any work by a person, firm or corporation employed by Tenant and delay of completion of said work by said person, firm or corporation which causes the Leased Premises to be Substantially Complete after November 15, 2004.

then, in addition to all of Tenant’s other obligations hereunder, Tenant will pay to Landlord, within ten (10) days after demand and the day of Substantial Completion, an amount equal to the product of: (i) the number of days of Tenant Delay; multiplied by (ii) a per diem amount determined by prorating the initial month Rent amount which Tenant will be required to pay after the Commencement Date. After the leasehold improvements are Substantially Completed, Landlord and Tenant, will, within ten (10) days after the request of either, execute a declaration of the Commencement Date, which shall be made a part of the Lease.

8.                                       Tenant shall pay to Landlord as Rent, for the purpose of reimbursing Landlord for actual additional expenses which may be incurred by Landlord, including but not limited to rescheduling and overtime charges, resulting from Tenant Delay as hereinafter defined.

9.                                       Failure by Tenant to pay timely any sum due hereunder shall constitute an Event of Default by Tenant under the Lease giving rise to all remedies available to Landlord under the Lease, and also giving rise to all other remedies available to Landlord at law for such nonpayment. Unless otherwise specified, any such amounts billed to Tenant shall be paid by Tenant within ten (10) days after receipt of an invoice. All past due amounts shall bear interest at the Interest Rate.

10.                                 Landlord shall permit Tenant and its agents to enter the Leased Premises prior to the Commencement Date, at the same time that Landlord’s contractors are working in the Leased Premises, in order that Tenant may perform such other work and decorations through its own contractors approved in advance in writing by Landlord which approval shall not be unreasonably withheld or delayed, in accordance with the Lease and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed. This license to enter prior to the Commencement Date is conditioned upon Tenant’s workmen and mechanics working in harmony and not interfering with the workmen employed by Landlord, Landlord’s mechanics or contractors, or by any other tenant or their contractors. Such license is further conditioned upon Tenant’s providing insurance coverage and certificates as required under the terms of the Lease. Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay Rent.

11.                                 Landlord agrees to provide Tenant with copies of each request for payment from the contractor within thirty (30) days of the Commencement Date.

LANDLORD:			TENANT:

Desta Five Partnership, Ltd.			Matinee Media Corp.
a Texas limited partnership			a Texas corporation

By:	DESTA FIVE DEVELOPMENT CORP.,		By:	/s/Robert Walker
	its general partner		Name:	Robert Walker
			Title:	President
	By:	/s/L. Paul Latham
L. Paul Latham,
President